                                                                   EXHIBIT 10(i)




                          PURCHASE AND SALE AGREEMENT



                                    BETWEEN



                            COOPER INDUSTRIES, INC.



                                      AND



                           FEDERAL-MOGUL CORPORATION



                                     DATED



                                AUGUST 17, 1998

                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
1.       CERTAIN DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
2.       PURCHASE AND SALE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         2.1.      Purchase and Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         2.2.      Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         2.3.      Closing Statement of Net Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         2.4.      Seller's Review of Preliminary Closing Statement of Net Assets . . . . . . . . . . . . . . . . .    __
         2.5.      Buyer's Response to Seller's Letter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         2.6.      Meeting to Resolve Proposed Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         2.7.      Resolution by Accounting Arbitrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         2.8.      Notices Relating to the Closing Statement of Net Assets  . . . . . . . . . . . . . . . . . . . .    __
         2.9.      Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         2.10.     Allocation of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
3.       REPRESENTATIONS AND WARRANTIES OF SELLER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         3.1.      Organization of Seller and the Champion Companies  . . . . . . . . . . . . . . . . . . . . . . .    __
         3.2.      Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         3.3.      Authorization of Transaction and Validity of Agreement . . . . . . . . . . . . . . . . . . . . .    __
         3.4.      Consents, Approvals and Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         3.5.      Non-Contravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         3.6.      Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         3.7.      Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         3.8.      Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         3.9.      Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         3.10.     Compliance with Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         3.11.     Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         3.12.     Material Contracts; No Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         3.13.     Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         3.14.     Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         3.15.     Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         3.16.     Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         3.17.     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         3.18.     Sufficiency of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         3.19.     Brokers, Finders, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         3.20.     Product Liability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         3.21.     Product Warranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __
         3.22.     Disclosure Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
4.       REPRESENTATIONS AND WARRANTIES OF BUYER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         4.1.      Organization of Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         4.2.      Authorization of Transaction and Validity of Agreement . . . . . . . . . . . . . . . . . . . . .    __
         4.3.      Consents, Approvals and Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         4.4.      Non-Contravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         4.5.      Brokers, Finders, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         4.6.      Availability of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __

                                                                                                                     PAGE
                                                                                                                     ----
         4.7.      Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  __
5.       COVENANTS OF SELLER AND BUYER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         5.1.      Business Covenants of Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         5.2.      Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         5.3.      Consents; Filings; Fulfill Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         5.4.      Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         5.5.      Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         5.6.      Use of the Cooper Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         5.7.      Company Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         5.8.      Insurance Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         5.9.      Transfer Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         5.10.     Disclosure Supplements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         5.11.     WARN Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         5.12.     Assumption of Certain Seller Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         5.13.     Inter- and Intra-Company Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         5.14.     Patent and Trademark Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         5.15.     Performance Obligation Instruments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         5.16.     Foreign Exchange Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         5.17.     Standard Motor Products Purchase Price Adjustment and Consigned Inventory  . . . . . . . . . . .    __
         5.18.     Further Assurances/Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         5.19.     Other Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         5.20.     Buyer Investigation; No Representations or Warranties  . . . . . . . . . . . . . . . . . . . . .    __
         5.21.     Indemnification for AlliedSignal Lawsuit and Bosch Infringement Claim  . . . . . . . . . . . . .    __
         5.22.     Third Party Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         5.23.     Assignment of Bonds to Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         5.24.     Transition Services Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         5.25.     Asbestos Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         5.26.     Environmental Insurance Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         5.27.     Friable Asbestos Remediation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
6.       EMPLOYEE MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         6.1.      Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         6.2.      Employment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         6.3.      Representations Regarding Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . .    __
         6.4.      Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         6.5.      Cooper Employee Stock Purchase Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
7.       TAX MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         7.1.      Representations and Warranties Regarding Tax Matters . . . . . . . . . . . . . . . . . . . . . .    __
         7.2.      Tax Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         7.3.      Section 338 Elections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         7.4.      Tax Return Filings for Pre-Closing Periods . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         7.5.      Tax Refunds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __

                                                                                                                     PAGE
                                                                                                                     ----
         7.6.      Wage Reporting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         7.7.      Cooperation and Exchange of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
8.       CONDITIONS TO OBLIGATION TO CLOSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         8.1.      Conditions to Obligation of Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         8.2.      Conditions to Obligation of Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         8.3.      Waiver; Right to Proceed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
9.       SURVIVAL; INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         9.1.      In General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         9.2.      Survival of Representations, Warranties and Covenants  . . . . . . . . . . . . . . . . . . . . .    __
         9.3.      Limits on Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         9.4.      Indemnification by Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         9.5.      Indemnification by Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         9.6.      Third Party Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
10.      TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         10.1.     Termination of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         10.2.     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
11.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         11.1.     No Third-Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         11.2.     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         11.3.     Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         11.4.     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         11.5.     Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         11.6.     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         11.7.     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         11.8.     Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         11.9.     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         11.10.    Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         11.11.    Incorporation of Exhibits and Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         11.12.    Bulk Transfer Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         11.13.    Deceptive Trade Practices Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         11.14.    Specific Performance
12.      DISPUTE RESOLUTION
         12.1.     Meeting of Senior Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __
         12.2.     Binding Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    __



EXHIBITS
--------
I    -   Certain Definitions
II   -   List of Champion Subsidiaries
III  -   List of Related Companies
IV   -   Peg Statement of Net Assets
V    -   Historical Financial Statements

                                                                                                                     PAGE
                                                                                                                     ----
VI   -   Other Agreements
         (a)   Canadian Asset Transfer Agreement
VII -    Allocation of Purchase Price [to be agreed by the parties]
VIII -   Seller's Knowledge
IX -     Confidentiality Agreement
X -      Working Layer Policies

DISCLOSURE SCHEDULES


                          PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (the "AGREEMENT") dated as of August 17, 1998, is by and between Cooper Industries, Inc., a corporation organized under the laws of Ohio ("SELLER"), and Federal-Mogul Corporation, a corporation organized under the laws of Michigan; Federal-Mogul Comercio Internacional, S.A. a Brazilian corporation; Federal-Mogul Pty. Ltd., an Australian limited company; and Federal-Mogul Global Growth Ltd., a limited company incorporated under the laws of England and Wales (collectively "BUYER").

         WHEREAS, Seller owns all of the issued and outstanding shares of common stock (the "CHAMPION COMMON STOCK") of Champion Spark Plug Company, a Delaware corporation ("CHAMPION");

         WHEREAS, Seller and its Affiliates also own shares of the Related Companies as set forth on Disclosure Schedule 3.2;

         WHEREAS, certain individuals who are employees of Seller or the Champion Companies own Nominal Shares of the Champion Subsidiaries; and

         WHEREAS, Seller desires to sell and Buyer desires to purchase (i) the Champion Common Stock, (ii) the shares of the Related Companies which are owned by Seller or its Affiliates as set forth in Disclosure Schedule 3.2, (iii) the Nominal Shares of the Champion Subsidiaries, and (iv) certain assets and liabilities of the Canadian Division.

         NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



1.       CERTAIN DEFINITIONS.

         Unless otherwise defined in this Agreement, capitalized terms shall have the meaning ascribed to such terms in Exhibit I attached hereto. All references in Exhibit I to the Agreement, Sections and Disclosure Schedules are references to this Agreement and its sections and disclosure schedules unless otherwise specified.

2.       PURCHASE AND SALE.

         2.1. PURCHASE AND SALE. Upon the terms and subject to the conditions of this Agreement, at the Closing, (i) Seller shall sell, assign, and otherwise transfer to Buyer, and Buyer shall purchase, acquire and accept all of the Champion Common Stock, free and clear of all Encumbrances; (ii) Seller shall (and shall cause its Affiliates to) sell, assign and otherwise transfer to Buyer (or to Buyer's designated Affiliate) and Buyer (or its designated Affiliate) shall purchase, acquire and accept the shares of the Related Companies, which are owned by Seller and its Affiliates as set forth in Disclosure Schedule 3.2, free and clear of all Encumbrances; and (iii) Seller shall cause the individuals who own the Nominal Shares of the Champion Subsidiaries to sell, assign and otherwise transfer to Buyer (or its designee) and Buyer (or its designee) shall purchase (at no additional cost to Buyer), acquire and accept the Nominal Shares, free and clear of all Encumbrances. At the Closing, Seller shall also cause its Affiliate, Cooper Industries (Canada) Inc., to transfer to Buyer or its designated Affiliate certain assets and liabilities of the Canadian Division pursuant to the Canadian Asset Transfer Agreement, free and clear of all Encumbrances other than Permitted Encumbrances.

         2.2. PURCHASE PRICE. In consideration for the sale, assignment, and transfer of the Champion Common Stock, the shares of the Related Companies and such assets and liabilities of the Canadian Division, Buyer shall pay to Seller the closing payment as provided in Section 2.2(a), plus or minus as the case may be, the Purchase Price Adjustment as provided in Section 2.2(b).

                   (a)          CLOSING PAYMENT.  At Closing, Buyer will pay
Seller $1,900,000,000.   If Buyer provides Seller a federal reference number no
later than 11 a.m., Central Standard Time,

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



on the Closing Date then no interest shall be due from Buyer to Seller on the closing payment. If Buyer does not provide Seller a federal reference number until after 11 a.m., Central Standard Time, on the Closing Date then Buyer shall pay to Seller interest on the closing payment at an annual rate equal to 6% per annum from and including the Closing Date to but not including the next business day following the Closing Date.

                   (b) PURCHASE PRICE ADJUSTMENT. Within five (5) business days following the date on which the Final Closing Statement of Net Assets is determined, either Buyer will pay Seller the Positive Purchase Price Adjustment or Seller will pay Buyer the Negative Purchase Price Adjustment, in either case, together with interest thereon at the rate of 6% per annum from and including the Closing Date until but not including the date paid (the "PURCHASE PRICE ADJUSTMENT"). A "POSITIVE PURCHASE PRICE ADJUSTMENT" means the amount by which the combined net assets for the Champion Companies shown on the Final Closing Statement of Net Assets is more than the combined net assets amount shown on the Peg Statement of Net Assets. A "NEGATIVE PURCHASE PRICE ADJUSTMENT" means the amount by which the combined net assets for the Champion Companies shown on the Final Closing Statement of Net Assets is less than the combined net assets amount shown on the Peg Statement of Net Assets.

                   (c) METHOD OF PAYMENT. All payments pursuant to this Section 2.2 shall be in U.S. Dollars and be made in immediately available funds by wire transfer pursuant to instructions provided in writing by the recipient of the funds.

         2.3. CLOSING STATEMENT OF NET ASSETS. Within 75 days following the Closing Date, Buyer shall prepare and deliver to Seller a combined statement of net assets of the Champion Companies as of the close of business on the Closing Date (the "PRELIMINARY CLOSING STATEMENT OF NET ASSETS"). The Preliminary Closing Statement of Net Assets and the final statement of net assets as of Closing as determined in accordance with Sections 2.3, 2.4, 2.5,
2.6 and 2.7 (the "FINAL CLOSING

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



STATEMENT OF NET ASSETS") shall be prepared using the same principles, practices and procedures that were used in preparing the statement of net assets dated March 31, 1998, which is attached hereto as Exhibit IV (the "PEG STATEMENT OF NET ASSETS"). Any change in accounting principles, practices and procedures after March 31, 1998 (including any changes required by GAAP) will not apply in determining the Preliminary and Final Closing Statements of Net Assets. Notwithstanding the foregoing, the following paragraphs (a) through
(n) shall take precedence over such principles, practices and procedures in the preparation of the Preliminary and Final Closing Statements of Net Assets:

                   (a) The asset and liability amounts included in the Preliminary and Final Closing Statements of Net Assets will be the same as those included in the Peg Statement of Net Assets except as necessary to reflect those changes in the asset and liability amounts that result from new transactions and actual changes in facts and circumstances occurring during the period after (but not including) March 31, 1998, (the "PEG DATE") through and including the Closing Date (the "CHANGE PERIOD"), subject to paragraphs (b) through (n) below which shall take precedence. For example, any liability which is not accrued or is under-accrued or over-accrued as of the Peg Date, absent a change in facts and circumstances during the Change Period, will be recorded so that it is under-accrued or over-accrued in an equal dollar amount as of the Closing Date.

                   (b) The quantities of inventory used to determine the inventory amount to be included in the Preliminary and Final Closing Statements of Net Assets will be based on the results of a physical inventory of the Champion Companies to be taken as of the close of business on the Closing Date in accordance with the normal procedures of the Champion Companies. The physical inventory will be taken by Buyer (or its representatives) and observed by Seller (or its representatives). Each party shall bear its own expenses with respect to the physical inventory. The physical inventory quantities will be priced utilizing the same standard costs on a full absorption basis which were used to determine the inventory amount reflected in the Peg Statement of Net Assets and, in the case of items which were not on hand as of the Peg Date, in accordance with the normal

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



procedures of the Champion Companies. The Peg Statement of Net Assets does not, and the Preliminary and Final Closing Statements of Net Assets will not, include any reserve or accrual for inventory shrinkage or deferred variances. The Peg Statement of Net Assets does, and the Preliminary and Final Closing Statements of Net Assets will, include an aggregate inventory allowance of $56,447,327 for all other inventory valuation matters including excess, obsolete and slow moving inventory and deferred revaluation.

                   (c) The Peg Statement of Net Assets does not, and the Preliminary and Final Closing Statements of Net Assets will not, include
(i) the inventory consigned to Standard Motor Products pursuant to Section 7.20 of the Asset Exchange Agreement dated as of March 28, 1998 among Standard Motor Products and certain Champion Companies, (ii) any receivable for the purchase price adjustment that may be due from Standard Motor Products pursuant to
Section 7.20(e) of such Asset Exchange Agreement; and (iii) any payable for the purchase price adjustment that may be due to Standard Motor Products pursuant to Section 2.9(b) of such Asset Exchange Agreement.

                   (d) The Peg Statement of Net Assets and the Preliminary and Final Closing Statements of Net Assets will include reserves or accruals for uncollectible accounts receivable in the amount of $18,110,111.

                   (e) No amortization expense shall be recorded for the Change Period and no depreciation expense shall be recorded for the period from March 31, 1998 through September 30, 1998. As a result, the accumulated depreciation and amortization balances reflected in the Preliminary and Final Closing Statements of Net Assets will be the same as the amounts included in the Peg Statement of Net Assets adjusted only for any depreciation expense for the period after September 30, 1998 and for asset sales or other dispositions in the ordinary course of business and for translation.

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



                   (f) The Peg Statement of Net Assets does, and the Preliminary and Final Closing Statements of Net Assets will, include payables and receivables for state, provincial or local income or franchise taxes for those jurisdictions where a Champion Company files a separate Tax Return (as opposed to a Tax Return filed on a consolidated or combined basis with Seller or its Affiliates) and include payables and receivables for foreign income and franchise taxes (excluding the refund to be received by Champion Zundkerzen Deutschland Niederlassung Deutschland der Champion Spark Plug Company). The Peg Statement of Net Assets does not, and the Preliminary and Final Closing Statements of Net Assets will not, include payables or receivables for (i) U.S. federal income taxes and state, provincial or local income or franchise taxes for those jurisdictions where a Champion Company files a Tax Return on a consolidated or combined basis with Seller or its Affiliates or (ii) any deferred tax balances.

                   (g) The Peg Statement of Net Assets does not include any cash; however, the Preliminary and Final Closing Statements of Net Assets will include any cash in the accounts of the Champion Companies as of the effective time of Closing.

                   (h) Subject to paragraph (i) below, the Peg Statement of Net Assets does not, and the Preliminary and Final Closing Statements of Net Assets will not, include any inter- and intra-company payables or receivables between (i) the Champion Companies on the one hand, and
(ii) Seller or its Affiliates on the other hand; provided, however, the Peg Statement of Net Assets does, and the Preliminary and Final Closing Statements of Net Assets will, include receivables and liabilities on the books of the Champion Companies that are paid by Seller or its Affiliates but not yet booked as inter- and intra-company payables or receivables for items shown on Disclosure Schedule 2.3(h) or for items which provide a direct and measurable benefit to the company on whose behalf the liability was paid.


                   (i) The Peg Statement of Net Assets does not, but the Preliminary and Final Closing Statements of Net Assets will, include: (i) a receivable for the amount due, if any, as of the

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



Closing Date from Cooper Italia S.p.A. to Champion Automotive S.p.A. relating to the Italian law spinoff (which shall hereafter be referred to as the "scissione") of Cooper Italia S.p.A. from Champion Automotive S.p.A. (formerly known as Cooper Industries Italia S.p.A.) and representing the increase from January 1, 1998 until the effective date of the scissione in the net assets of the non-automotive business transferred to Cooper Italia S.p.A. based on the statutory books, or (ii) a payable for the amount due, if any, as of the Closing Date from Champion Automotive S.p.A. to Cooper Italia S.p.A. relating to the scissione and representing the decrease from January 1, 1998 until the effective date of the scissione of the net assets of the non-automotive business transferred to Cooper Italia S.p.A. based on the statutory books.

                   (j) Subject to paragraph (k) below, the Peg Statement of Net Assets does not, and the Preliminary and Final Closing Statements of Net Assets will not, include any assets or liabilities with respect to the qualified employee defined benefit plans and qualified employee defined contribution plans listed on Disclosure Schedule 6.3(a). The Peg Statement of Net Assets does, and the Preliminary and Final Closing Statements of Net Assets will, include accruals for retiree medical and other benefits under employee welfare benefit plans and accruals for tax withholding and employer matching contributions under the Cooper Industries, Inc. Savings and Stock Ownership Plan.

                   (k) The Peg Statement of Net Assets includes an accrual of $2,589,068 for, and the Preliminary and Final Closing Statements of Net Assets will include an accrual for, the total cash withholdings collected by the Champion Companies from ESPP Participants pursuant to the 1997 ESPP plus related accrued interest.

                   (l) The Peg Statement of Net Assets does not, and the Preliminary and Final Closing Statements of Net Assets will not, include any reserve or accrual for the AlliedSignal Lawsuit or any reserves, accruals or other amounts relating to items that Seller is obligated to indemnify or reimburse Buyer pursuant to Section 5.21.

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



                   (m) Subject to paragraph (n) below, the Peg Statement of Net Assets does not; however, the Preliminary and Final Closing Statements of Net Assets will, include any third party debt of the Champion Companies including the third party debt set forth in Disclosure Schedule 2.3(m).

                   (n) The Peg Statement does not, and the Preliminary and Final Closing Statements of Net Assets will not, include the third party debt of the Champion Companies relating to the industrial development revenue bonds described in Section 5.23 of this Agreement.

         2.4. SELLER'S REVIEW OF PRELIMINARY CLOSING STATEMENT OF NET ASSETS. Seller shall have 60 days following receipt of the Preliminary Closing Statement of Net Assets to review such statement. If Seller determines that it has not been prepared in accordance with the provisions of Section 2.3, then within the 60-day period allowed for Seller's review, Seller shall send a letter to Buyer ("Seller's Letter") setting forth in reasonable detail the adjustments that Seller determines are appropriate. During such 60-day period, Buyer shall grant Seller and its representatives reasonable access during normal business hours to the books and records of the Champion Companies including any working papers or other documents prepared by Buyer or its accountants or auditors with respect to the Preliminary Closing Statement of Net Assets. If Seller does not prepare and furnish Seller's Letter to Buyer within the 60 days allowed, then the Preliminary Closing Statement of Net Assets as prepared by Buyer will become the Final Closing Statement of Net Assets.

         2.5. BUYER RESPONSE TO SELLER'S LETTER. Buyer will have 30 days following receipt of Seller's Letter, if any, to review such letter and prepare a written response ("BUYER'S LETTER") setting forth Buyer's position with respect to each adjustment proposed by Seller in Seller's Letter. If Buyer does not prepare and furnish Buyer's Letter to Seller within the 30 days allowed, then all of the adjustments set forth in Seller's Letter shall be deemed to have been accepted by Buyer, and the Final Closing Statement of Net Assets shall be determined by adjusting the Preliminary Closing Statement of Net Assets for all of the adjustments set forth in Seller's Letter.

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



         2.6. CONFERENCE TO RESOLVE PROPOSED ADJUSTMENTS. As soon as practicable, but not later than 30 days following the receipt by Seller of Buyer's Letter, if any, the parties shall confer, whether by telephone or in person, and endeavor to mutually resolve any of Seller's adjustments not agreed to in Buyer's Letter. If the parties reach agreement on these adjustments, if any, then the Final Closing Statement of Net Assets shall be determined by adjusting the Preliminary Closing Statement of Net Assets for the adjustments agreed to in Buyer's Letter and those mutually resolved by the parties.

         2.7. RESOLUTION BY ACCOUNTING ARBITRATOR. If the parties do not meet within the 30 day period set forth in Section 2.6, or they fail to agree to meet at some later date, or they meet but are unable to resolve to their mutual satisfaction all of the adjustments set forth in Seller's Letter, then the parties shall jointly engage the Atlanta office of the firm of Pricewaterhouse Coopers (the "ACCOUNTING ARBITRATOR") to resolve any of Seller's adjustments which remain unresolved. The parties shall furnish the Accounting Arbitrator with a copy of the Agreement, the Peg Statement of Net Assets, the Preliminary Closing Statement of Net Assets, Seller's Letter, Buyer's Letter and any other relevant correspondence between the parties. The Accounting Arbitrator shall, within 45 days from the date such documents are furnished, complete its review and render a written report setting forth its conclusion with respect to each of Seller's adjustments which were unresolved between the parties. The Accounting Arbitrator shall be granted access to the books and records of the Champion Companies as well as the working papers or other documents which either party or its accountants or auditors may have that relate to the Preliminary Closing Statement of Net Assets and any other documents or information which the Accounting Arbitrator may deem appropriate. The Accounting Arbitrator's review shall be limited to the purpose of determining whether, in respect of each of those items and amounts as to which Buyer and Seller do not agree, Seller's proposed adjustment or Buyer's position with respect to Seller's proposed adjustment is more nearly in accordance with the terms of this Agreement. The parties shall have the right to submit written materials to the Accounting Arbitrator in accordance with procedures to be set forth in the engagement letter between the parties and the Accounting Arbitrator. In arriving at its determination the Accounting Arbitrator must select

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



for each adjustment either Seller's proposed adjustment or Buyer's position with respect to Seller's proposed adjustment. The decision by the Accounting Arbitrator shall be in writing (including an explanation of the reasons for the determination) and shall be delivered to both Buyer and Seller. The Accounting Arbitrator's decision shall be conclusive and binding upon the parties and may be entered and enforced in any court of competent jurisdiction. The parties agree to submit to the jurisdiction of any such court solely for the enforcement of such award or decision. The party that proposes a total adjustment that differs more from the Accounting Arbitrator's award shall pay the fees and expenses of the Accounting Arbitrator, so that if in arbitration, the first party has argued for a total adjustment of $100,000, the second party for a total adjustment of $30,000 and the Accounting Arbitrator awards a $50,000 adjustment, the first party shall pay such fees and expenses. If the Accounting Arbitrator is engaged, the Final Closing Statement of Net Assets will be determined by adjusting the Preliminary Closing Statement of Net Assets for those of Seller's adjustments accepted by Buyer's Letter, those mutually agreed to by the parties and those determined by the Accounting Arbitrator.

         2.8. NOTICES RELATING TO THE CLOSING STATEMENT OF NET ASSETS. Notwithstanding Section 11.6, all notices and other communications under Sections 2.4, 2.5, 2.6 and 2.7 shall be delivered to the individuals listed below and shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery services, or certified mail return receipt requested:

         If to Seller:          Cooper Industries, Inc.
                                600 Travis
                                Suite 5800
                                Houston, Texas   77002
                                Attn:  Terry A. Klebe,
                                Vice President and Controller

         If to Buyer:           Federal-Mogul Corporation
                                26555 Northwestern Highway
                                Southfield, Michigan  48034
                                Attn: Charles B. Grant,
                                Vice President, Corporate Development

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



         All such notices shall be deemed given upon date of delivery to the recipient.

         2.9.      CLOSING.

                   (a) TIME AND PLACE OF CLOSING. The closing of the contemplated transactions (the "CLOSING") shall take place at the offices of Seller at 600 Travis, Suite 5800, Houston, Texas at 9:00 a.m. local time on the fifth business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement (other than conditions with respect to actions the respective parties will take at the Closing itself) or such other place, date and time as the parties may mutually determine (the "CLOSING DATE"). Closing shall be effective as of the close of business on the Closing Date.

                   (b) DELIVERIES BY SELLER. At the Closing, Seller shall deliver to Buyer: (i) stock certificates representing the Champion Common Stock endorsed in blank or accompanied by duly executed assignment documents;
(ii) stock certificates representing the shares of the Related Companies, that are owned by Seller or its Affiliates as set forth in Disclosure Schedule 3.2, endorsed in blank or accompanied by duly executed assignment documents; (iii) stock certificates representing the shares of Cooper Automotive France, S.A. that are owned by Diane K. Schumacher (and Joel Campbell, Philippe Charton and Roland Blackburn if Buyer requests their resignation as a director of Cooper Automotive France, S.A.) endorsed in blank or accompanied by duly executed assignment documents; (iv) stock certificates representing the shares of Cooper Automotive, Taiwan, Inc. that are owned by Diane K. Schumacher, Alan J. Hill, David A. White, Jr. and Gordon A. Ulsh endorsed in blank or accompanied by duly executed assignment documents; (v) the resignations of those officers and members of the Boards of Directors of Champion, the Champion Subsidiaries and the Related Companies as requested by Buyer at least 5 business days prior to Closing; (vi) the stock

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



books, stock ledgers, minute books and corporate seals of Champion, the Champion Subsidiaries and the Related Companies (including stock certificates representing the shares of the Champion Subsidiaries and subsidiaries of the Related Companies); provided that any of the foregoing items shall be deemed to have been delivered to Buyer if delivered to or otherwise located at the offices of Champion, the Champion Subsidiaries or the Related Companies or at the offices of their foreign legal counsel and Seller provides Buyer with an affidavit setting forth the location of such items (provided that at Buyer's reasonable request, Seller will provide any of the foregoing items at Closing except for those items relating to joint venture companies in which the Champion Companies have an equity interest); (vii) the various certificates, agreements, instruments and documents referred to in Section 8.1; (viii) the Other Agreements duly executed by Seller or its appropriate Affiliate; and (ix) all other instruments, agreements and documents required to be delivered by Seller or its Affiliates at or before the Closing pursuant to this Agreement or the Other Agreements.

                   (c) DELIVERIES BY BUYER. At the Closing, Buyer will deliver to Seller: (i) the closing payment pursuant to Section 2.2(a);
(ii) the various certificates, agreements, instruments and other documents referred to in Section 8.2; (iii) the Other Agreements duly executed by Buyer or its appropriate Affiliate, and (iv) such other instruments, agreements and documents required to be delivered by Buyer or its Affiliates at or before the Closing pursuant to this Agreement or the Other Agreements.

         2.10. ALLOCATION OF PURCHASE PRICE. The parties shall allocate the aggregate purchase price described in Section 2.3 among the Champion Common Stock, the common stock of Moog Automotive Products, Inc. (the "MOOG COMMON STOCK"), the stock of the Related Companies (other than the Moog Common Stock), and the assets of the Canadian Division in accordance with the relative fair market values of such stock and such assets. For purposes of this allocation, the relative fair market values of the stock and the assets described in the immediately preceding sentence shall be determined by reference to an appraisal (the "APPRAISAL") prepared by a nationally recognized accounting firm, investment bank, or other valuation professional (the "APPRAISER"), which Appraiser

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



shall be selected by Buyer subject to the approval of Seller, which approval shall not be unreasonably withheld. The cost of the Appraiser shall be borne equally by Seller and Buyer. The parties agree that the Appraisal shall be obtained as promptly as possible and, in any event, within 60 days after the Final Closing Statement of Net Assets is determined.

3.       REPRESENTATIONS AND WARRANTIES OF SELLER.

         Seller represents and warrants to Buyer that the statements contained in this Section 3 are true and correct as of the date of this Agreement and will be true and correct in all respects on the Closing Date. Nothing in the Disclosure Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity. Without limiting the generality of the foregoing, the mere listing of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

         3.1. ORGANIZATION OF SELLER AND THE CHAMPION COMPANIES. Each of Seller, Champion, the Champion Subsidiaries and the Related Companies is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Champion, the Champion Subsidiaries and the Related Companies: (i) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted; and (ii) is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified and in good standing would not have a Material Adverse Effect and except for Qingdao Precision Universal Joint Company Limited which no longer holds a valid business license as described in Disclosure Schedule
3.2. Seller has heretofore delivered to Buyer complete copies of the certificate of incorporation and by-laws (or similar organizational documents), as currently in effect, of the

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



Champion Companies. The Champion Companies do not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity ownership in any business other than the Champion Subsidiaries, the subsidiaries of the Related Companies as set forth in Disclosure Schedule 3.2 and 9,600 Class A Preferred Shares of General Parts, Inc. which are owned by Moog Automotive Company.

         3.2. CAPITALIZATION. The authorized capital stock of Champion consists of 1,000 shares of Champion Common Stock, 1,000 shares of which are issued and outstanding as of the date hereof, and 1,000 shares of preferred stock, none of which are issued and outstanding as of the date hereof. Seller owns all of the shares of Champion Common Stock. Disclosure Schedule 3.2 sets forth for each of the Champion Subsidiaries and the Related Companies: (i) its name and jurisdiction of incorporation, (ii) the number of shares of each class of its authorized capital stock, and (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder. All of the issued and outstanding shares of the Champion Companies are validly issued, fully paid and nonassessable, except for the shares of Cooper Automotive do Brasil, Ltda. as described in Disclosure Schedule 3.2. Except pursuant to this Agreement, there are no outstanding subscriptions, options, warrants, conversion rights, exchange rights, or other agreements or commitments obligating Seller or the Champion Companies to issue, transfer, sell or otherwise cause to become outstanding, any capital stock or other equity interests of the Champion Companies. Seller has good title to all of the shares of Champion Common Stock, and Seller and its Affiliates (including the Champion Companies) which hold the shares of the Champion Subsidiaries and Related Companies as set forth in Disclosure Schedule 3.2 have good title to such shares, free and clear

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



of all Encumbrances. At Closing, (i) Seller shall transfer to Buyer good title to the shares of Champion Common Stock, free and clear of all Encumbrances;
(ii) Seller shall or shall cause its Affiliates to transfer to Buyer or its designated Affiliate good title to all the shares of the Related Companies which are owned by Seller or its Affiliates, free and clear of all Encumbrances; and (iii) Seller shall cause the individuals who own the Nominal Shares of the Champion Subsidiaries to transfer to Buyer (or its designee) good title to such shares free and clear of all Encumbrances. Except as set forth in Disclosure Schedule 3.2, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any of the Champion Companies. Certain transfers of the shares of or equity interests in Crucetas Mexicanas, S.A. de C.V., Frenos Hidraulicos Automotrices, S.A. de C.V., Qingdao Precision Universal Joint Company Limited and Guangzhou Champion Spark Plug Co. Ltd. are subject to rights of first refusal and the prior approval of the boards of directors of such companies.

         3.3. AUTHORIZATION OF TRANSACTION AND VALIDITY OF AGREEMENT. Seller has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the respective boards of directors of Seller, Cooper Industries (Canada) Inc., and those Affiliates of Seller which are transferring shares of the Related Companies to Buyer or its designated Affiliates and no other corporate proceedings on the part of Seller or its Affiliates are necessary to authorize this Agreement and to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Seller and (assuming it is duly and validly executed by Buyer) constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles.

         3.4. CONSENTS, APPROVALS AND FILINGS. Seller and its Affiliates are not required to give any notice to, make any filing with, or obtain any material consent, authorization or approval from any Governmental Authority in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby except: (i) those set out on Disclosure Schedule 3.4; and (ii) the filings required under the Hart-Scott-Rodino Act and similar laws of foreign jurisdictions.

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



         3.5. NON-CONTRAVENTION. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with or breach any provision of the certificate of incorporation or by-laws (or similar organizational documents) of Seller, its Affiliates, or the Champion Companies; (ii) to Seller's Knowledge, violate any statute, regulation, rule, injunction, judgment, order or decree of any Governmental Authority applicable to Seller, its Affiliates or the Champion Companies or any of their respective assets; and (iii) except as set forth in Disclosure Schedule 3.5, result in a breach of, constitute a default under, or give rise to any right of termination or acceleration under, any provision of any material agreement, contract, lease, license, or instrument by which the Champion Companies are bound or by which any of their assets is subject.

         3.6. FINANCIAL STATEMENTS. The following financial statements of the Business are attached hereto as Exhibit V (collectively, the "FINANCIAL STATEMENTS"): (i) the audited combined balance sheets as of December 31, 1996 and 1997 and the audited combined income statements and statements of cash flows for the years ended December 31, 1995, 1996 and 1997; and (ii) the unaudited combined balance sheet, income statement and statement of cash flows for the interim period ended March 31, 1998. Except as set forth in Disclosure
Schedule 3.6, the Financial Statements have been prepared in accordance with GAAP applied on a consistent basis. The Financial Statements present fairly in all material respects the financial condition and the results of operations of the Champion Companies as of the respective dates and for the respective periods for which they have been prepared.

         3.7. ABSENCE OF CERTAIN CHANGES. Except as set forth in Disclosure Schedule 3.7, since March 31, 1998, the Champion Companies have conducted their respective businesses only in the ordinary course consistent with past practices. Without limiting the generality of the foregoing, since March 31, 1998, the Champion Companies have not taken any action that would constitute a violation of any of the provisions under Section 5.1 of this Agreement except as set forth in Disclosure Schedule 3.7.

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



         3.8. UNDISCLOSED LIABILITIES. The Champion Companies do not have any material liabilities of the type required to be reflected in a statement of net assets prepared in accordance with GAAP except for: (i) liabilities reflected or reserved against in the combined balance sheet as of March 31, 1998, included in the Financial Statements or disclosed in the notes to the Financial Statements for the year ended December 31, 1997 and liabilities not so reflected and reserved against due to the fact that the Financial Statements do not comply with GAAP for a reason described in Disclosure Schedule 3.6, (ii) liabilities that have arisen in the ordinary course after March 31, 1998; and
(iii) liabilities which have been disclosed to Buyer in one of the disclosure schedules to this Agreement, including Disclosure Schedule 3.8.

         3.9.      LITIGATION.  Except as set forth in Disclosure Schedule 3.9,
(i) none of the Champion Companies is a party to any pending (nor is there as of the date hereof, to Seller's Knowledge, any threatened) lawsuit, governmental proceeding or arbitration proceeding (nor is Seller or any Affiliate of Seller party to any pending lawsuit, governmental proceeding or arbitration proceeding that affects or could affect any of the Champion Companies or their assets); (ii) there are not any judgments, decrees, directives, rulings or orders of any Governmental Authority binding on any of the Champion Companies (or Seller or any Affiliate of Seller that affects or could affect any of the Champion Companies or their assets); and (iii) there are no pending or, to Seller's Knowledge, threatened governmental investigations, actions, charges, complaints, claims, demands, inquiries or proceedings concerning the Champion Companies. After Closing, Buyer and its Affiliates shall assume responsibility for the matters set forth in Disclosure
Schedule 3.9 (except for the AlliedSignal Lawsuit and Bosch Infringement Claim which are subject to Section 5.21).

         3.10. COMPLIANCE WITH APPLICABLE LAW. Except as set forth in Disclosure Schedule 3.10 (and except with respect to environmental matters which are addressed in Section 3.11 hereof), to Seller's Knowledge, (i) the Champion Companies are in compliance with all laws, ordinances, rules, regulations, decrees and orders of all Governmental Authorities applicable to the operation of the Business, except where the failure to be in compliance is not reasonably likely to have a Material

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



Adverse Effect, and (ii) the Champion Companies hold all Permits necessary to conduct the Business as currently conducted, except where the failure to hold such Permits would not be reasonably likely to have a Material Adverse Effect.

         3.11.     ENVIRONMENTAL MATTERS.

                   (a) Except as set forth in Disclosure Schedule 3.11(a), the Champion Companies are now in compliance in all material respects with all Environmental Laws, and have been in compliance with Environmental Laws except where the failure to be in compliance is not reasonably likely to have a Material Adverse Effect.

                   (b) Except as set forth in Disclosure Schedule 3.11(b), the Champion Companies have made all material filings and possess all material Environmental Permits necessary to conduct the Business as it is presently being conducted and in compliance with all applicable Environmental Laws, such Environmental Permits are in full force and effect, and the Champion Companies are in compliance in all material respects with all of the terms, conditions and requirements of such Environmental Permits.

                   (c)          [Intentionally omitted]

                   (d) Except as set forth in Disclosure Schedule 3.11(d), (i) none of the Champion Companies has received any formal complaint or notice from any Governmental Authority or any other Person alleging any past or present violation of any Environmental Law in connection with the operation of the Business and which is currently unresolved, (ii) as of the date hereof, there is no investigative proceeding against the Champion Companies by any Governmental Authority in connection with the past or present operation of the Business, and (iii) there are no pending Environmental Claims involving the Champion Companies or the Business.

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



                   (e) Except as set forth in Disclosure Schedule 3.11(e), none of the Champion Companies has been subject to any administrative or judicial enforcement action pursuant to any Environmental Law either now or at any time during the past three years in connection with the Business or the Champion Companies.

                   (f) Except as set forth in Disclosure Schedule 3.11(f), none of the Champion Companies is subject to any remedial obligation or other response action under a currently issued and applicable administrative order, decree, or agreement pursuant to any Environmental Law.

                   (g) Except as set forth in Disclosure Schedule 3.11(g), no real property currently or formerly owned, leased, operated or used by the Champion Companies (including real property used for off-site disposal of any Regulated Material) is listed on any federal list of Superfund or National Priorities List sites or similar governmental lists regarding waste sites at which there has been a Release or threatened Release of Regulated Materials.

                   (h) Except as set forth in Disclosure Schedule 3.11(h), there are no (i) underground storage tanks (as defined under the Resource Conservation and Recovery Act or any equivalent Environmental Law), or
(ii) capacitors, transformers or other equipment or fixtures containing polychlorinated biphenyls ("PCBs") (other than light fixtures which contain
PCBs), located in, at, under or on the Owned Real Property or the Leased Real Property.

                   (i) Except as set forth in Disclosure Schedule 3.11(i), there are no facts, actions, activities, circumstances, conditions, occurrences, events or incidents, including any Release, threatened Release, generation, treatment, storage, transportation, or the presence of Regulated Materials, that are reasonably likely to (i) result in any Environmental Liability that would cause a Material Adverse Effect, or (ii) prevent or interfere with the operation of the Business as it is currently being conducted, in compliance with all applicable Environmental Laws.

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



         3.12. MATERIAL CONTRACTS; NO DEFAULTS. Except as set forth in Disclosure Schedule 3.12 or reflected in the Financial Statements, no Champion Company is a party to any: (i) indenture, mortgage, note or other agreement relating to the borrowing of money by a Champion Company other than payables arising in the ordinary course of business; (ii) guaranty by a Champion Company of an obligation of a third party for the borrowing of money; (iii) payment bond, performance bond or letter of credit under which a Champion Company is liable; (iv) agreement which involves an obligation of a Champion Company of more than $1 million in any twelve-month period; (v) joint venture or partnership agreement, or (vi) agreement which involves consideration of more than $1 million and which relates to the sale of assets outside the ordinary course of business within the last twelve months (collectively, the "MATERIAL CONTRACTS"). There is not under any of the Material Contracts any existing breach or default by any Champion Company, or to Seller's Knowledge, any other party thereto, except such breaches or defaults which will not have a Material Adverse Effect.

         3.13. ASSETS. Except with respect to real property which is addressed in Section 3.14, the Champion Companies (or with respect to the Canadian Division, Cooper Industries (Canada), Inc.) have good title to, or hold by valid lease or license all of the assets, properties, contracts, rights and licenses used to operate the Business as presently conducted (in each case free and clear of all Encumbrances other than Permitted Encumbrances) except for: (i) the assets and contract rights of Seller and its Affiliates used to provide corporate administrative services to the Champion Companies including employee benefits administration, cash management, risk management and insurance, legal services, legal compliance programs, public relations, tax reporting, internal and external audit, traffic agreements and provision and maintenance of computer hardware and software; and (ii) cases in which the failure to own or to have a valid lease or license will not have a Material Adverse Effect. At Closing, Cooper Industries (Canada) Inc. will transfer to Buyer or its designated Affiliate good title to the "Transferred Assets" of the Canadian Division pursuant to the Canadian Asset Transfer Agreement, free and clear of all Encumbrances other than Permitted Encumbrances. Each of the leases and other agreements relating to personal property is in full force and effect and constitute a legal, valid and binding obligation of the respective parties thereto, and there is not under any of such

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



leases or agreements any existing monetary default or material non-monetary default by a Champion Company, or to Seller's Knowledge, any other party thereto.

         3.14.     REAL PROPERTY.

                   (a) Disclosure Schedule 3.14(a) sets forth a list of all the real property of the Business that is owned by the Champion Companies (or with respect to the Canadian Division, which is owned by Cooper Industries (Canada) Inc.) (the "OWNED REAL PROPERTY"). The Champion Companies (or with respect to the Canadian Division, Cooper Industries (Canada) Inc.) have good title to the Owned Real Property, free and clear of all Encumbrances other than Permitted Encumbrances. At Closing, Cooper Industries (Canada) Inc. shall transfer to Buyer or its designated Affiliate good title to the Owned Real Property of the Canadian Division, free and clear of all Encumbrances other than Permitted Encumbrances. There are no appropriation, condemnation, eminent domain or like proceedings relating to the Owned Real Property and, to Seller's Knowledge, none are threatened.

                   (b) Disclosure Schedule 3.14(b) lists all real property of the Business that is leased by the Champion Companies (or with respect to the Canadian Division, which is leased by Cooper Industries (Canada) Inc.) (the "LEASED REAL PROPERTY"). The Champion Companies (or with respect to the Canadian Division, Cooper Industries (Canada) Inc.) have a valid leasehold interest in the Leased Real Property. At Closing, Cooper Industries (Canada) Inc. shall assign to Buyer or its designated Affiliate the interest of Cooper Industries (Canada) Inc. under those leases for the Leased Real Property to which Cooper Industries (Canada) Inc. is a party. There are no existing material defaults by any Champion Company, or to Seller's Knowledge, by any other party, under any leases for the Leased Real Property.

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



         3.15.     INTELLECTUAL PROPERTY.

                   (a) The Champion Companies own or have the right to use each material item of Intellectual Property used by them in the Business as presently conducted.

                   (b) Disclosure Schedule 3.15(b) lists all patents, copyrights, trademarks, service marks, and registrations and applications therefor, relating to the Business which are owned by the Champion Companies. No license, sublicense or permission to use any such item of Intellectual Property has been granted to any Person except as set forth in Disclosure
Schedule 3.15(b) (in each such case identifying the item licensed, the licensee, and the date of the license agreement or other agreement which allows the Person to use such item).

                   (c) Disclosure Schedule 3.15(c) lists all patents, copyrights, trademarks, service marks, and registrations and applications therefor, which are not owned by the Champion Companies but are used or licensed for use by them in the Business as presently conducted. Disclosure
Schedule 3.15(c) identifies the item licensed or used, the owner or licensor, and the date of the license agreement or other agreement which allows the Champion Company to use such item. There is no material default by a Champion Company or, to Seller's Knowledge, any other party under such licenses or other agreements and each such item of Intellectual Property will continue to be available for use on terms and conditions substantially identical to those existing prior to Closing without additional restrictions as to its use occurring because of Closing.

                   (d) Except as set forth in Disclosure Schedule 3.15(d), no proceedings have been instituted against the Champion Companies alleging that any material item of Intellectual Property used in the Business infringes upon or otherwise violates the rights of any Person. Except as set forth in Disclosure Schedule 3.15(d), to the Knowledge of Seller, within the past five years none of the Champion Companies has materially interfered with, infringed upon, misappropriated

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



or otherwise come into conflict with any Intellectual Property rights of third parties, and to the Knowledge of Seller, no third party has materially interfered with, infringed upon, misappropriated or otherwise come into conflict with any of the Intellectual Property rights of any of the Champion Companies.

         3.16. LABOR MATTERS. Disclosure Schedule 3.16(a) lists all collective bargaining agreements with labor unions or associations representing employees of the Champion Companies. No labor strike, lockout, slowdown or work stoppage against the Champion Companies is pending or, to Seller's Knowledge, threatened. Disclosure Schedule 3.16(b) lists all unfair labor practice charges against the Champion Companies within the United States that are either pending or that were made within the 3 year period before the date of this Agreement. To Seller's Knowledge, there are no material pending unfair labor practice charges outside the United States.

         3.17. INSURANCE. Disclosure Schedule 3.17 lists and briefly describes all current property and casualty insurance policies (i) which are owned or held by Seller or its Affiliates and which cover a Champion Company, or (ii) which are owned or held by a Champion Company. Seller agrees that it shall maintain such policies, or policies which in the aggregate are substantially similar thereto, until Closing.

         3.18. SUFFICIENCY OF ASSETS. Except for the assets of Seller and its Affiliates used to provide corporate and administrative services to the Champion Companies as described in Section 3.13(i), the assets, properties, contract rights and licenses of the Champion Companies and the assets of the Canadian Division to be transferred to Buyer or its designated Affiliate (i) constitute all of the assets, properties, contract rights and licenses that are used to operate the Business in substantially the same manner as such operations are presently conducted and are reasonably sufficient to operate the Business as a going concern, and (ii) the operating condition of such assets and properties is sufficient to operate the Business in substantially the same manner as such operations are presently conducted.

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



         3.19.     BROKERS, FINDERS, ETC.  Other than Merrill Lynch & Co.
whose fees will be paid by Seller, Seller has not retained any broker, finder or agent in connection with the transactions contemplated by this Agreement who would have a valid claim for a fee or commission in connection with such transactions for which Buyer or its Affiliates may be held liable.

         3.20. PRODUCT LIABILITY. None of the Champion Companies has any liability arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by any of the Champion Companies except: (i) for any asbestos related actions or claims; (ii) for any environmental matters which are addressed in
Section 3.11; and (iii) with respect to matters not covered by clauses (i) and
(ii) above, except to the extent accrued or reserved against on the Final Closing Statement of Net Assets. To Seller's Knowledge, there are no such pending product liability claims against the Champion Companies except as set forth on Disclosure Schedule 3.20.

         3.21. PRODUCT WARRANTY. To Seller's Knowledge, (i) except as set forth in Section 3.21 of the Disclosure Schedule, none of the products manufactured, sold, leased, or delivered by the Champion Companies prior to Closing is currently the subject of a product recall and (ii) the accrual included in the Financial Statements for product warranty claims is adequate.

         3.22. DISCLOSURE SCHEDULES. All Disclosure Schedules attached hereto are true, correct and complete as of the date of this Agreement, and will be true, correct and complete as of the Closing Date.

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



4.       REPRESENTATIONS AND WARRANTIES OF BUYER.

         Buyer represents and warrants to Seller that the statements contained in this Section 4 are true and correct as of the date of this Agreement and will be true and correct in all material respects on the Closing Date.

         4.1. ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

         4.2. AUTHORIZATION OF TRANSACTION AND VALIDITY OF AGREEMENT. Buyer has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the respective boards of directors of Buyer and the designated Affiliates of Buyer which will acquire shares of the Related Companies or the assets of the Canadian Division and no other corporate proceedings on the part of Buyer or its Affiliates are necessary to authorize this Agreement and to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Buyer and (assuming it is duly and validly executed by Seller) constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles.

         4.3. CONSENTS, APPROVALS AND FILINGS. Buyer and its Affiliates are not required to give any notice to, make any filing with, or obtain any consent, authorization or approval from any Governmental Authority in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby except: (i) those set out on Disclosure Schedule 4.3; (ii) the filings required under the Hart-Scott-Rodino Act and similar laws of foreign jurisdictions; and (iii) where the failure to give notice, to file, or to obtain any consent, authorization or approval would not have a material adverse effect on Buyer's ability to consummate the transactions evidenced hereby.

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



         4.4. NON-CONTRAVENTION. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with or breach any provision of the certificate of incorporation or by-laws (or similar organizational documents) of Buyer or its designated Affiliates that acquire the Related Companies or the Canadian Division; (ii) violate any statute, regulation, rule, injunction, judgment, order or decree of any Governmental Authority applicable to Buyer, its Affiliates or any of their assets; (iii) result in a breach of, constitute a default under, or give rise to any right of termination or acceleration under, any provision of any agreement, contract, lease, license, or instrument to which Buyer or its Affiliates is a party, is bound or by which any of their assets is subject, except in the case of clauses (ii) and (iii) for violations, breaches, defaults or rights of termination or acceleration would not have a material adverse effect on Buyer's ability to consummate the transactions evidenced hereby.

         4.5. BROKERS, FINDERS, ETC. Other than Chase Securities, Inc., whose fees will be paid by Buyer, Buyer has not retained any broker, finder, or agent in connection with the transactions contemplated by this Agreement who would have a valid claim for a fee or commission in connection with such transactions for which Seller or its Affiliates may be held liable.

         4.6. AVAILABILITY OF FUNDS. Buyer will have available on the Closing Date sufficient funds to enable it to consummate the transactions contemplated by this Agreement.

         4.7. INVESTMENT. Buyer is not acquiring the Champion Common Stock (and by virtue thereof the shares of the Champion Subsidiaries) and Buyer and its designated Affiliates are not acquiring the shares of the Related Companies with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended. Buyer acknowledges that it has received, or has had access to, all information necessary or advisable to enable it and its Affiliates to make a decision concerning the purchase of the Champion Common Stock and the shares of the Related Companies.

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



5.       COVENANTS OF SELLER AND BUYER.

         5.1. BUSINESS COVENANTS OF SELLER. Except for transactions set forth on Disclosure Schedule 3.7 and for transactions contemplated by this Agreement, during the period from the date of this Agreement and continuing until the Closing Date, Seller will cause the Champion Companies to carry on their respective businesses in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except for transactions set forth on Disclosure Schedule 3.7 and for transactions contemplated by this Agreement, Seller will not, without the prior consent of Buyer (which shall not be unreasonably withheld or delayed), cause or permit the Champion Companies to:

                   (a) authorize for issuance, issue, sell or deliver (whether through the issuance or granting of options, warrants, subscriptions or otherwise) any stock of any class or any other securities (including indebtedness having the right to vote) or equity equivalents (including stock appreciation rights) to Persons other than another Champion Company, except pursuant to any Champion Benefit Arrangement providing for the issuance of Seller's stock;

                   (b) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or acquiring by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

                   (c) sell, lease or otherwise dispose of any of its material assets, except in the ordinary course of business consistent with past practices;

                   (d) amend its charter or by-laws (or similar organizational documents) except for changes made to a company's name in connection with the transactions contemplated hereunder;

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



                   (e) make any capital expenditures which in the aggregate exceed $2 million (excluding any capital expenditures reflected in any capital authorizations, additions or budgets previously disclosed to Buyer);

                   (f)          create, incur or assume any long-term debt;

                   (g) except in the ordinary course of business consistent with past practice, create, incur or assume any short-term debt to Persons other than another Champion Company or to Cooper Finance Inc. in the ordinary course of daily cash management activities consistent with past practices;

                   (h) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other Person other than another Champion Company;

                   (i) permit any of its current insurance policies to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage substantially similar to or greater than coverage remaining under those canceled, terminated or lapsed are in full force and effect;

                   (j) except as required by law, or pursuant to the terms of any collective bargaining agreement; (i) enter into, adopt, amend or terminate any Champion Employee Plan, Champion Benefit Arrangement or Champion International Plan; or (ii) increase the compensation or fringe benefits of any director, officer or other employee, except such increases as are granted in the ordinary course of business consistent with past practice (which shall include normal periodic performance reviews and related compensation and benefit increases); or

                   (k)          agree to take any of the foregoing actions.

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



                   Notwithstanding the provisions of this Section 5.1, nothing in this Agreement shall be construed or interpreted to (i) prevent Seller and the Champion Companies from making, accepting or settling intercompany advances to, from or with one another, or engaging in any other transaction incidental to their normal cash management procedures including short-term investments in time deposits, certificates of deposit and bankers acceptances made in the ordinary course of business; or (ii) prevent the Champion Companies from paying dividends.

         5.2.      ACCESS TO INFORMATION.

                   (a) Between the date of this Agreement and the Closing Date, Seller will give Buyer (or its authorized representatives) reasonable access to all books, records, plants, offices, warehouses and other facilities and properties of the Champion Companies during regular business hours and upon reasonable notice, and will reasonably permit Buyer to make copies of such books and records. Buyer shall not (and shall cause its authorized representatives not to) conduct any such investigation in a manner which interferes unreasonably with the operation of the Business.

                   (b) With respect to any environmental due diligence: (i) Buyer shall not conduct any soil, groundwater, air or other sampling upon any Owned Real Property, Leased Real Property or any property otherwise used by the Champion Companies (including off-site locations), without Seller's prior written consent (which shall not be unreasonably withheld), and (ii) Buyer shall notify Seller prior to contacting any Governmental Authority concerning environmental matters relating to the Business and keep Seller apprised of any material communications with or any
material inquiries or requests made by any Governmental Authority.   Buyer
shall conduct such environmental due diligence of the Champion Companies as Buyer, in its sole discretion, deems reasonable and appropriate, and Seller shall cooperate in good faith with such investigation. Buyer shall indemnify, defend and hold Seller harmless from any and all material liability (excluding consequential damages) from environmental conditions to the extent they arise directly out of or are aggravated by the performance of Buyer's environmental inspection.

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



                   (c) All information provided or obtained by Buyer under this Section 5.2 shall be subject to the terms and conditions of the Confidentiality Agreement between Seller and Buyer dated April 21, 1998 attached hereto as Exhibit IX.

         5.3.      CONSENTS; FILINGS; FULFILL CONDITIONS.

                   (a) Each of the parties hereto will use its reasonable best efforts to obtain consents of all Persons necessary for the consummation of the transactions contemplated by this Agreement.

                   (b) Each of the parties hereto will use its reasonable best efforts (i) to file expeditiously all filings or submissions required under the Hart-Scott-Rodino Act in order that Seller and Buyer may consummate the transactions contemplated by this Agreement, and (ii) to make all such other filings, notifications and requests for consent, approval or permission that may be required by any statute, Law, Environmental Law, regulation or judicial decree of any jurisdiction in connection with the transactions contemplated by this Agreement and the Other Agreements. Buyer and Seller shall each furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any such filings, submissions, notifications and requests. Buyer and Seller shall each keep the other apprised of any communications with and any inquiries or requests for additional information made by any Governmental Authority. Buyer and Seller shall, upon the request of any Governmental Authority, supply such authority with any additional requested information as expeditiously as is reasonably possible, and shall use their reasonable best efforts to cause the satisfaction or termination of the applicable waiting period or any extension thereof under the Hart-Scott-Rodino Act or any other applicable pre-merger notification laws.

                   (c) Seller and Buyer shall each use its reasonable best efforts (i) to cause to be fulfilled the conditions to their respective obligations set forth in Sections 8.1 and 8.2 and (ii) to

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PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



take, or cause to be taken, such other actions as are necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

         5.4. FEES AND EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         5.5. PUBLIC ANNOUNCEMENTS. Neither Buyer nor Seller (nor any of their respective Affiliates) will issue any press release or otherwise make any public statement with respect to the transactions contemplated hereby without the prior written consent of the other party (which shall not be unreasonably withheld or delayed); provided, however, either party hereto may make any public disclosure it believes in good faith and upon advice of counsel is required by applicable law or stock exchange rules or regulations in which case the disclosing party will use its reasonable efforts to advise the other party prior to making the disclosure.

         5.6. USE OF THE COOPER NAME. No interest in or right to use the "Cooper" name is being conveyed pursuant to this Agreement, and following the Closing Date, Buyer and its Affiliates (including the Champion Companies) shall not use the "Cooper" name as part of any trade name, corporate name, assumed or fictitious name, trademark or service mark; provided, however, the Champion Companies may sell, use and distribute the existing supply of products and materials bearing the "Cooper" name including signage, packaging, sales aids, sales literature and stationery. Promptly, but in no event later than 30 days after the Closing Date, Buyer shall, or shall cause its Affiliates to, take such actions as are necessary to change the name of any Champion Company which includes the name "Cooper" so that "Cooper" does not appear in the Champion Company's name.

         5.7. COMPANY BOOKS AND RECORDS. After the Closing Date, Buyer shall, and shall cause its Affiliates to, (i) permit Seller and its employees or agents to inspect and copy all books, records and other documents of the Champion Companies which relate to the period prior to the Closing





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PURCHASE AND SALE AGREEMENT BETWEEN
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Date, (ii) maintain and preserve all such books, records and other documents at least for the greater of 7 years after the Closing Date or any applicable statutory or regulatory retention period, and (iii) notify Seller before any such books, records and other documents are disposed of and allow Seller the right to obtain the originals of such books, records or other documents prior to their disposal.

         5.8.      INSURANCE COVERAGE.

                   (a) As of the Closing Date, Seller or its Affiliates shall cancel insurance coverage and claims service contracts relating to self insured programs applicable to the Champion Companies for occurrences (with respect to any "occurrence" policies) or claims made (with respect to any "claims-made" policies) after the Closing Date (other than insurance policies in the name of a Champion Company); provided, however, that the remaining insurance coverage shall be available to the Champion Companies with respect to insured occurrences on or prior to the Closing Date relating to the Business if and only to the extent that Buyer and its Affiliates including the Champion Companies have assumed or paid the loss or liability attributed to such occurrences. If after the Closing, Seller or one of its Affiliates actually receives cash proceeds (excluding any return of premium or reimbursed attorney's or investigation or other fees) from an insurer that are attributable to such insurance coverage with respect to any insured occurrences on or prior to the Closing Date, then such cash proceeds shall be paid to Buyer (net of any deductible, co-payment, retro fees, self-insured premiums, defense costs or other charges paid or payable to the insurance carrier or other third parties or obligations to reimburse the insurance carrier for which Seller, or any of its Affiliates, is liable and which relate to the insured occurrences) to the extent that Buyer or its Affiliates have assumed or paid the loss or liability attributed to such occurrences.

                   (b) Buyer shall reimburse Seller for any administrative costs, retro fees, premiums, self- insured or deductible loss costs or other expenses that Seller or its Affiliates is charged after the Closing by an insurance carrier relating to insurance coverage applicable to the Champion Companies prior to Closing. Buyer shall indemnify Seller for any claims by insurance carriers for





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PURCHASE AND SALE AGREEMENT BETWEEN
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indemnity arising from or out of claims by or against any Champion Companies, acts or omissions of any Champion Company, or related to the Business. Within 30 days of Closing, the Buyer shall replace any applicable outstanding certificates of insurance provided to Persons in connection with the Business with a new certificate of insurance for the requisite coverage.

                   (c) The obligations of Seller and its Affiliates under this Section 5.8 hereunder shall not include prosecuting or defending litigation relating to claims of the Champion Companies unless Seller elects to engage in such litigation upon a request by Buyer to do so, which litigation would be conducted at Buyer's expense.

         5.9. TRANSFER COSTS. Regardless of which party is required to pay the following transfer costs under applicable law, Buyer and Seller shall equally share the cost of (i) any sales, use, value added, transfer, documentary, registration or stamp and any recording, notarial or filing, and other similar taxes, fees and expenses (including all applicable stock transfer, real estate transfer taxes, and including any penalties, interest and additions to such Tax) incurred in connection with this Agreement and the transactions contemplated hereby; (ii) any license fees or other costs and expenses payable to a licensor or lessor in order to assign, license, sublicense, lease, sublease or otherwise transfer any computer hardware or software used in the Business to Buyer or its Affiliates including the Champion Companies, and (iii) any fees for appraisals obtained for the purpose of supporting the allocation of the Purchase Price pursuant to Section 2.10. Notwithstanding the foregoing, any value added taxes or Canadian General Sales Taxes will be fully paid by the party customarily responsible therefor to the extent such taxes are recoverable by credit or otherwise.

         5.10. DISCLOSURE SUPPLEMENTS. If, prior to Closing, Seller notifies Buyer in writing of any condition, event or development causing a breach of any of the representations and warranties of Seller in this Agreement and such condition, event or development has had a Material Adverse Effect upon the financial condition of the Champion Companies taken as a whole, then Buyer may have the right to terminate this Agreement pursuant to Section 10.1(b). Unless Buyer terminates this





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PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



Agreement within 10 days of the date of Seller's notice pursuant to Section 10.1(b) by reason of such condition, event or development, Seller's written notice will be deemed to have amended the disclosure schedules or otherwise qualify the relevant representations and warranties so as to cure any breach of the relevant representations and warranties.

         5.11. WARN ACT. Buyer agrees to indemnify, defend and hold harmless the Seller Indemnified Parties from any Adverse Consequences arising from the failure to comply with the Worker Adjustment and Retraining Notification Act relating to a "plant closing" or "mass layoff" (as those terms are defined in such Act), by Buyer or the Champion Companies, occurring on or after the Closing Date. Seller agrees to indemnify, defend and hold harmless Buyer Indemnified Parties from any Adverse Consequences arising from the failure to comply with the WARN Act relating to a "plant closing" or "mass layoff," by Seller or the Champion Companies, occurring on or prior to the Closing Date.

         5.12.     ASSUMPTION OF CERTAIN SELLER OBLIGATIONS.

                   (a) "SELLER'S COMPANY OBLIGATIONS" shall mean any obligation, commitment, liability or responsibility of Seller, its Affiliates or its or their Predecessors (whether or not also an obligation, commitment, liability, or responsibility of or claim against, in whole or in part, the Champion Companies) arising, undertaken or created in connection with, on behalf of or for the benefit of the Champion Companies, or arising from the conduct of the Business, and relating to (i) any employment or severance agreements (with the employees set forth on Disclosure Schedule 5.12(i), (ii) any stock purchase or asset purchase agreements concerning the acquisition or divestiture of any shares or assets of the Champion Companies or of the Business (including the obligations of Seller and its Affiliates under the agreements set forth in Disclosure Schedule 5.12(ii)); (iii) any labor or collective bargaining agreements relating to the Champion Companies; (iv) any contracts with any Governmental Authority relating to the Champion Companies;
(v) any licenses or leases of computer hardware and software relating to the Champion Companies (including the licenses or leases set forth





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PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



on Disclosure Schedule 5.12(v)); (vi) Performance Obligation Instruments, Outstanding FX Contracts and Additional FX Contracts; (vii) the orders and decrees with the Governmental Authorities relating to the Champion Companies described in Disclosure Schedules 3.9 and 3.11 except to the extent Seller is obligated to reimburse or indemnify Buyer and its Affiliates for liabilities relating to such orders and decrees pursuant to this Agreement; (viii) fees, expenses and costs incurred in the recruitment and relocation of employees including the excess of any advances made or costs incurred by Seller or its Affiliates over proceeds received on disposition of the property relating to home sale assistance program or employee relocation policy; (ix) the commitments for charitable contributions set forth on Disclosure Schedule 5.12(ix); (x) the operation of and products manufactured or sold by the Wagner industrial brake business including all liabilities arising from or related to asbestos in such industrial brakes regardless of when the industrial brakes were manufactured or sold which business was sold by Seller to Magnetek, Inc. pursuant to an Agreement for Sale of Stock dated as of December 30, 1986; (xi) the contingent fees payable to Seller's outside counsel to the extent such fees relate to harbor maintenance tax refunds that are received by the Champion Companies and estimated savings recognized by the Champion Companies for 1998 harbor maintenance taxes if such taxes would have been paid consistent with past practice; (xii) retrospectively rated casualty insurance policies in the name of a Champion Company including those policies set forth in Disclosure
Schedule 5.12(xii); (xiii) the agreement with Sprint for telephone services, voice and data communications; (xiv) regional supply agreements for the purchase of office supplies/MRO materials; (xv) any agreements for motor contract carriage relating to the Champion Companies; (xvi) the agreement with Donlen Corp. and GE Capital Fleet Services for the acquisition, maintenance and disposal of vehicles; and (xvii) costs incurred by Seller for travel arrangements for Employees.

                   (b) Buyer expressly agrees that it shall assume Seller's Company Obligations (except for the liabilities described in Section 5.12(a)(x)) to the extent related solely to the Champion Companies and shall discharge the same in accordance with their terms. Buyer shall cause one of its designated Affiliates to assume the Seller's Company Obligations described in Section 5.12(a)(x). For purposes of clarification, after the Closing the Champion Companies will not be





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PURCHASE AND SALE AGREEMENT BETWEEN
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eligible to participate in the agreements and programs referred to in clauses
(xiv) through (xvii) above, however, the Buyer will assume any liability for charges under such agreements including those which the Champion Companies may incur during the transition period following Closing when Buyer is establishing comparable arrangements for the Champion Companies. Seller shall retain the cash proceeds for any rebates relating to the agreements and programs referred to in clauses (xvi) and (xvii) above. Buyer acknowledges that it will be liable for all continuing obligations of Seller after the Closing with respect to the Seller Company Obligations referred to in clauses (i) through (xiii) above. Buyer agrees that it will cause the Champion Companies to continue to participate in Seller's agreement with Sprint for telephone services, voice and data communications until the current agreement expires on April 30, 2000 and the Champion Companies will continue to receive the discounts and service credits related to their use of the Sprint services.

                   (c) After the Closing Date and upon Seller's request, and for no further consideration, Buyer shall use and shall cause any Affiliate of Buyer to use its reasonable best efforts to obtain full releases of Seller and any of its Affiliates from liability under the Seller's Company Obligations assumed by the Buyer pursuant to paragraph (b) above, provided, however, that until Buyer obtains such releases, Buyer shall not take, and shall not permit any Affiliate of Buyer to take, any action that has the effect of amending or otherwise modifying any provisions of any of the Seller's Company Obligations assumed by the Buyer for which Seller or any of its Affiliates may have continuing liability, either primary or contingent, except for amendments or modifications which do not (i) increase in any material respect any liability of Seller or any of its Affiliates thereunder, or (ii) extend the period of time during which Seller or any of its Affiliates will be obligated or liable thereunder.

         5.13.     PAYMENT FOR INTER- AND INTRA-COMPANY ACCOUNTS.

                   (a) Subject to paragraph (b) below, effective as of the Closing, (i) Buyer shall be deemed to have acquired from Seller and its Affiliates, all inter- and intra-company payables





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PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



and loans that are due to Seller and its Affiliates from the Champion Companies and (ii) Seller shall be deemed to have acquired from the Champion Companies all inter- and intra-company payables and loans that are due to the Champion Companies from the Seller and its Affiliates. Seller and Buyer agree that the consideration payable under Section 2.2 hereof is net and inclusive of the amount of inter- and intra-company accounts deemed transferred pursuant to this
Section 5.13. Notwithstanding the foregoing, any liabilities on the books of the Champion Companies that are paid by Seller or its Affiliates but not yet booked as inter- and intra-company payables or receivables (a) for items shown on Disclosure Schedule 2.3(h), or (b) for items not shown on Disclosure
Schedule 2.3(h) but which provide a direct and measurable benefit to the Champion Company on whose behalf the liability was paid, shall be settled after Closing in cash within 45 days after the date of the invoice which Seller shall issue to Buyer for such amounts. If Buyer fails to pay such invoice in full within 30 days of the invoice date, then interest shall accrue on the amount due and payable at the rate of 9% per annum.

                   (b) Within five (5) business days following the date on which the Final Closing Statement of Net Assets is determined (i) if there is a receivable due to Champion Automotive S.p.A. under clause (i) of
Section 2.3(i), Seller shall cause Cooper Italia S.p.A. to pay Champion Automotive S.p.A. the amount of the receivable, if any, due from Cooper Italia S.p.A. to Champion Automotive S.p.A. set forth in the Final Closing Statement of Net Assets, or (ii) if there is a receivable due to Cooper Italia S.p.A. under clause (ii) of Section 2.3(i), Buyer shall cause Champion Automotive S.p.A. to pay Cooper Italia S.p.A. the amount of the payable, if any, due from Champion Automotive S.p.A. to Cooper Italia S.p.A. set forth in the Final Closing Statement of Net Assets.

         5.14. PATENT AND TRADEMARK MATTERS. Seller agrees to cooperate with Buyer in transferring registrations to and perfecting the title of the Champion Companies in the Intellectual Property used in the Business. In respect of any Intellectual Property listed on Disclosure Schedule 3.15(b) which is registered in name of Seller or its Affiliates, Seller shall execute all documents necessary to perfect title to such Intellectual Property in the Champion Companies prior to Closing.





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PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



If such Intellectual Property is registered in the United States, Seller shall complete and file the documents necessary to record the transfer of such registrations of title with the United States Patent and Trademark Office prior to Closing and Seller shall pay any government fees or professional fees relating thereto. If such Intellectual Property is registered outside the United States, Seller shall deliver the documents, duly executed by Seller, to foreign legal counsel prior to Closing with instructions and any authorizations necessary to record the transfer of such registrations with the appropriate Governmental Authorities and Seller shall pay any professional or recording fees relating thereto that are incurred before the Closing Date. After Closing, Seller shall complete the recordation of transfer of registrations outside the United States, and Buyer will reimburse Seller for one-half of any professional and recording fees incurred by Seller after Closing in connection therewith.

         5.15. PERFORMANCE OBLIGATION INSTRUMENTS. Buyer shall use commercially reasonable efforts, on or as soon as practicable after the Closing Date, to replace all "PERFORMANCE OBLIGATION INSTRUMENTS" (as defined below) existing on the Closing Date, or to obtain the full release of Seller and its Affiliates from any liability related thereto. Without limiting Buyer's obligations under Section 5.12, Buyer shall reimburse Seller and its Affiliates for any liability that Seller or its Affiliates incur in connection with any Performance Obligation Instruments as a result of such Performance Obligation Instrument not being so replaced (or otherwise terminated) or as a result of the failure to obtain the full release of Seller and its Affiliates from any liability related thereto including the value of payments made under a claim or drawing together with associated costs and fees to maintain, renew or extend such instruments. "PERFORMANCE OBLIGATION INSTRUMENTS" shall mean, collectively, each commercial letter of credit, standby letter of credit, bond, bank guarantee, guarantees of Industrial Development Revenue Bonds, guarantees of leases and other contracts, or other similar types of instrument and bid, payment, performance or other bond or surety, in each case that relates solely to the Business and including those specifically described on Disclosure
Schedule 5.15 or that may be created after the date hereof in the ordinary course of conducting the Business consistent with past practices (and as to which Seller has notified Buyer in writing prior to the Closing Date.) If, by March 31, 1999, Buyer has not obtained releases or effected the complete replacement of any





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PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



outstanding Performance Obligation Instrument such that Seller and its Affiliates are fully released from any liability related thereto, Buyer shall obtain and deliver to Seller letters of credit in favor of Seller, from financial institutions reasonably acceptable to Seller and on terms reasonably satisfactory to Seller, which fully cover the liabilities under each such Performance Obligation Instrument. Seller or its Affiliates may elect not to renew or extend any Performance Obligation Instrument to the extent (a) required by any applicable law; (b) reasonably necessary to avoid a material Adverse Consequence to Seller or its Affiliates or (c) Buyer has not obtained and delivered to Seller letters of credit required because of Buyer's failure to effectuate any replacement required under this Section 5.15. Seller shall use reasonable efforts to notify Buyer prior to Seller's renewal or extension of any Performance Obligation Instruments provided that, notwithstanding anything to the contrary in this Agreement, in no event shall Seller incur any liability whatsoever for failure to so notify. Any election by Seller or its Affiliates not to renew or extend a Performance Obligation Instrument shall not affect any indemnification obligation of Buyer. Furthermore, Buyer acknowledges and agrees that Seller has no obligation or intention to renew or extend a Performance Obligation Instrument beyond the first anniversary of the Closing Date.

         5.16.     FOREIGN EXCHANGE CONTRACTS.

                   (a) On or as soon as practicable after the Closing Date, Buyer shall use commercially reasonable efforts to obtain the full release of Seller and its Affiliates from any liability under the "Outstanding FX Contracts" and "Additional FX Contracts" (as such terms are defined below). Until such time as Buyer obtains such release, the procedures set forth in
Section 5.16(b) shall apply to the settlement of such foreign exchange contracts.

                   (b)           Seller has set forth on Disclosure Schedule
5.16 all outstanding foreign exchange contracts entered into by Seller or its Affiliates on or before the date hereof which relate exclusively to the Business (the "OUTSTANDING FX CONTRACTS"). For each Outstanding FX Contract:
(i) Buyer shall deliver on the "Maturity Date" to the "Bank" designated on such schedule the amount





                                     - 39 -
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PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



of the currency sold (which is designated in such schedule as a negative number) in the currency designated in such schedule; and (ii) Seller shall direct each Bank designated in such schedule to deliver to Buyer, or a Buyer Affiliate as instructed by Buyer, the amount of the currency purchased (which is designated in such schedule as a positive number) in the currency designated in such schedule. Any delivery instructions under this Section 5.16 shall be provided in writing no later than two business days before the applicable Maturity Date. For any foreign exchange contract entered into by Seller or its Affiliates after the date hereof on behalf of or for the benefit of the Champion Companies in the ordinary course of the Business consistent with past practices that requires delivery after the Closing Date ("ADDITIONAL FX CONTRACTS"), (i) Seller shall promptly notify Buyer in writing of any Additional FX Contracts, (ii) Buyer shall timely deliver the amount of the currency sold thereunder in accordance with the terms thereof, and (iii) Seller shall direct the Bank to each such Additional FX Contract to deliver timely to Buyer or a Buyer Affiliate (as Buyer may instruct) the currency purchased thereunder in accordance with the terms thereof. On and after the Closing Date, Buyer shall be entitled to all rights of Seller under all Outstanding FX Contracts and Additional FX Contracts (including the right to receive all payments due to Seller and its Affiliates thereunder in accordance with the terms thereof), and Seller shall take such actions as Buyer may reasonably request on or after the Closing Date to provide Buyer with the benefit of all rights and remedies available to Seller and its Affiliates under each Outstanding FX Contract and Additional FX Contract.

         5.17. STANDARD MOTOR PRODUCTS PURCHASE PRICE ADJUSTMENT AND CONSIGNED INVENTORY. Seller and Buyer confirm and agree that Seller has the right to receive any and all payments due from Standard Motor Products pursuant to Sections 7.20(d), (e) and (f) of the Asset Exchange Agreement dated as of March 28, 1998 among Standard Motor Products and certain Champion Companies.
If Buyer or its Affiliates receive any such payments from Standard Motor Products, the Buyer shall and shall cause its Affiliates promptly to remit any such payments to Seller, but in no event later than five business days following the receipt of such payments by Buyer or its Affiliates. If Buyer or its Affiliates fail to timely remit such payments to Seller, Buyer shall pay Seller interest on such amount at the rate of nine percent (9%) per annum from the due date of such





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PURCHASE AND SALE AGREEMENT BETWEEN
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remittance.  Seller agrees that it shall be responsible for the purchase price adjustment, if any, that may be due to Standard Motor Products pursuant to
Section 2.9(b) of such Asset Exchange Agreement.

         5.18.     FURTHER ASSURANCES/CONSENTS AND APPROVALS.

                   (a) Seller and Buyer agree that, from time to time, whether before, at or after the Closing Date, each of them will, and will cause their respective Affiliates to, execute and deliver such further instruments of conveyance and transfer and take such other action (including any action associated with providing notice to, making filings with or obtaining the consent of appropriate Governmental Authorities with respect to, or causing the transfer, of any Environmental Permits) as may be reasonably necessary to carry out the purposes and intents hereof.





PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



                   (b) This Agreement and the transactions contemplated hereby shall not constitute an assignment, sale, conveyance, transfer or lease of any interest in any contract, lease or other agreement if an assignment, sale, conveyance, transfer, lease or an attempt to make such an assignment, sale, conveyance, transfer or lease (a) without the consent of or notice to a third party would constitute a breach or violation or affect adversely the rights of Seller, Buyer or their respective Affiliates thereunder or (b) is restricted or prohibited by law, including any Environmental Law.
Any transfer, sale, conveyance, assignment or lease to Buyer or its Affiliates (including the Champion Companies) of any interest in any contract, lease or other agreements that requires filing with, notice to or the consent of a third party shall be made subject to such filing or notice being given or such consent or approval being obtained. If such consent or approval is not obtained on or prior to the Closing Date, Seller and Buyer shall continue to use commercially reasonable efforts to obtain any such approval or consent until the earliest of (i) such time as such consent or approval has been obtained or (ii) the date Seller reasonably determines that the third party will not provide its consent or approval. In the event Seller reasonably determines that the third party will not provide its consent or approval, Seller will cooperate with Buyer and its Affiliates in any lawful and feasible arrangement





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PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



to provide that Buyer and its Affiliates shall receive the benefits under any such contract, lease or other agreement, including performance by Seller as agent, provided that Buyer and its Affiliates shall undertake to pay, satisfy and indemnify the Seller against the corresponding liabilities for the enjoyment of such benefit as if such consent or approval has been obtained. Buyer shall reimburse Seller for any costs and expenses it incurs after the Closing Date in seeking to obtain or obtaining any consent or approval.

         5.19. OTHER AGREEMENTS. At Closing, the parties hereto shall or shall cause their respective Affiliates to execute and deliver the following agreements (collectively, the "OTHER AGREEMENTS"):

                   (a)          Canadian Asset Transfer Agreement;

                   (b) Assignments or subleases of computer hardware and software;

                   (c)          Transition Services Agreement; and

                   (d) Such other agreements or documents as are reasonably required to consummate the transactions contemplated by this Agreement.

         5.20.     BUYER INVESTIGATION: NO REPRESENTATIONS OR WARRANTIES.

                   (a) BUYER HEREBY ACKNOWLEDGES THAT IT HAS INDEPENDENTLY EVALUATED AND CONDUCTED DUE DILIGENCE SATISFACTORY TO BUYER WITH RESPECT TO THE ASSETS OF THE "CHAMPION COMPANIES" (INCLUDING, BUT NOT LIMITED TO, THE OPERATIONS, FACILITIES, CONTRACTS, CUSTOMER FILES, INTELLECTUAL PROPERTY, FINANCIAL INFORMATION AND PROSPECTS OF THE BUSINESS), AND HAS BEEN REPRESENTED BY, AND HAD THE





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PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



ASSISTANCE OF, COUNSEL IN THE CONDUCT OF SUCH DUE DILIGENCE, THE PREPARATION AND NEGOTIATION OF THIS AGREEMENT AND THE ANCILLARY DOCUMENTS, AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY.

                   (b) SELLER HAS MADE AVAILABLE TO BUYER AND ITS REPRESENTATIVES CERTAIN INFORMATION AND RECORDS RELATING TO THE ASSETS OF THE "CHAMPION COMPANIES". IT IS UNDERSTOOD AND AGREED BY THE PARTIES THAT NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, HAS BEEN MADE BY SELLER OR ITS AGENTS REGARDING THE ACCURACY OR COMPLETENESS OF ANY SUCH INFORMATION OR RECORDS, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY OF THE "OTHER AGREEMENTS", AND THAT SELLER WILL NOT HAVE OR BE SUBJECT TO ANY LIABILITY TO BUYER OR ANY OTHER "PERSON" RESULTING FROM THE DISTRIBUTION TO BUYER, OR BUYER'S USE, OF ANY SUCH INFORMATION OR RECORDS, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT. FURTHERMORE, BUYER AGREES THAT ANY REPRESENTATIONS OR WARRANTIES MADE BY SELLER OR ITS AFFILIATES WITH RESPECT TO THE STOCK OF THE CHAMPION COMPANIES OR THE ASSETS OF THE CHAMPION COMPANIES BEING ACQUIRED BY BUYER OR ITS AFFILIATES BY VIRTUE OF THE ACQUISITION OF THE STOCK OF THE CHAMPION COMPANIES OR ASSETS OF THE CANADIAN DIVISION ARE SET FORTH IN THIS AGREEMENT AND THE OTHER AGREEMENTS, AND THAT EXCEPT AS SO SET FORTH, THERE IS
NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED.   EXCEPT AS
EXPRESSLY SET FORTH IN SECTION 3.11 OF THIS AGREEMENT, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER TO THE BUYER REGARDING THE PRESENCE OR ABSENCE OF ANY HAZARDOUS SUBSTANCES, ASBESTOS CONTAINING MATERIALS, UNDERGROUND STORAGE TANKS OR PCBS IN, AT OR UNDER ANY OF THE ASSETS OF THE "CHAMPION COMPANIES" OR THE ACCURACY





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PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



OR COMPLETENESS OF ANY STATEMENTS, DOCUMENTS OR REPORTS REGARDING ENVIRONMENTAL MATTERS RECEIVED FROM SELLER; HOWEVER, TO SELLER'S KNOWLEDGE, NO SUCH STATEMENT, DOCUMENT OR REPORT REGARDING ENVIRONMENTAL MATTERS IS MATERIALLY INACCURATE OR INCOMPLETE.

         5.21. INDEMNIFICATION FOR ALLIEDSIGNAL LAWSUIT AND BOSCH INFRINGEMENT CLAIM.

                   (a) Cooper Automotive Company is a defendant in a lawsuit known as AlliedSignal, Inc. v. Cooper Automotive, Inc., Case No. 96-540 SLR (United States District Court, District of Delaware) involving a patent infringement claim relating to the process of manufacturing platinum-tipped spark plugs ("AlliedSignal Lawsuit"). Seller shall use commercially reasonable efforts to obtain and deliver to Buyer at Closing a license agreement, in a form reasonably acceptable to Buyer, granting Cooper Automotive Company the right to make, use, sell, offer for sale or import any product, process or invention of whatever nature covered by the patent(s) that are the basis of AlliedSignal's claim. If Seller is able to deliver such license agreement to Buyer (whether on or after Closing), Seller shall indemnify the Buyer Indemnified Parties for any royalties or other amounts due under such license agreement. If Seller is not able to deliver such license agreement to Buyer (whether on or after Closing), Seller shall, for the remaining term of the patent(s)' life, indemnify, defend and hold harmless the Buyer Indemnified Parties from and against all Adverse Consequences relating to the AlliedSignal Lawsuit.

                   (b) Robert Bosch GmbH has accused certain Champion Companies of infringing Bosch's European Patent No. EP523062 relating to a glow plug having a ferro-cobalt alloy (the "Bosch Infringement Claim"). Seller shall use commercially reasonable efforts to obtain and deliver to Buyer at Closing a license agreement, in a form reasonably acceptable to Buyer, granting Champion Automotive (U.K.) Ltd and Champion Automotive S.p.A. the right to make, use, sell, offer for sale or import any product, process or invention of whatever nature covered by the patent(s) that are the basis of Bosch's claim. If Seller is not able to deliver such license agreement to Buyer





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
PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



(whether on or after Closing), Seller shall, for the remaining term of the patent(s)' life, indemnify, defend and hold harmless the Buyer Indemnified Parties from and against all Adverse Consequences relating to the Bosch Infringement Claim.

                   (c) Notwithstanding Section 5.21(a), if the final judgment for the AlliedSignal Lawsuit (including all applicable appeals) does not enjoin or otherwise prohibit any of the Champion Companies from manufacturing platinum tipped spark plugs using the platinum ball welding method used by the Champion Companies, which was the subject of the AlliedSignal Lawsuit, then Seller's indemnity obligations for the AlliedSignal Lawsuit shall cease, except for Seller's obligation to satisfy any claims for damages.

                   (d) For purposes of determining the Seller's indemnity obligations under this Section 5.21, the provisions of Section 9.6(b) shall apply. Buyer and its Affiliates shall cooperate fully with Seller and assist Seller, from and after the Closing Date, regarding all aspects of any judicial, quasi-judicial, administrative, legal or equitable proceedings relating to the AlliedSignal Lawsuit. Such cooperation shall include (a) complying with all requests from the Seller for information from the Champion Companies which relates to the AlliedSignal Lawsuit and (b) causing employees, officers and directors of the Champion Companies (i) to make themselves available for interviews by and consultations with attorneys and other representatives for Seller; (ii) to testify at any depositions, hearings, trials or any other proceedings in connection with the AlliedSignal Lawsuit; and (iii) to analyze documents, testimony or other information relating to the AlliedSignal Lawsuit. Buyer shall provide such cooperation and information without the issuance of a subpoena, discovery request or other formal legal process. All travel and out-of-pocket expenses associated with such cooperation shall be borne by Seller, excluding cost of time expended by officers, employees and directors of Buyer and its Affiliates.

         5.22. THIRD PARTY DEBT. Seller shall use its reasonable best efforts to pay off all foreign third party debt set forth on Disclosure
Schedule 2.3(m) before Closing.  Following the Closing, the

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



Buyer and its Affiliates will be responsible for the third party debt of the Champion Companies set forth in Disclosure Schedule 2.3(m) and the obligations of the Champion Companies relating to the industrial development revenue bonds described in Section 5.23 below.

         5.23. ASSIGNMENT OF BONDS TO BUYER. Seller holds and is entitled to receive payments under the following industrial development revenue bonds:

                   (a) $7,200,000 City of Scottsville, Kentucky Industrial Building Revenue Bond (Wagner Electric Corporation Project) Series 1994;

                   (b) $7,600,000 City of Glasgow, Kentucky Industrial Building Revenue Bond (Wagner Electric Corporation Project);

                   (c) $20,000,000 Industrial Development Board of the Town of Sparta, Tennessee Revenue Bond (Wagner Lighting Division of Cooper Automotive, Inc. Project) Series 1995; and

                   (d) $4,100,000 Industrial Development Board of the City of Smithville, Tennessee Revenue Bond (Moog Automotive, Inc. Project) Series 1995.

         The payments due to Seller under these bonds are funded by real estate lease payments from certain Champion Companies. At Closing, Seller shall assign to Buyer, or its designated Affiliate, all of Seller's rights and interest under such bonds including the right to receive any payment due thereunder after the Closing Date.

         5.24. TRANSITION SERVICES AGREEMENT. The parties shall commence negotiating a mutually acceptable agreement pursuant to which Seller and its Affiliates shall assist Buyer and its Affiliates in certain areas, such as employee benefits, claims management and environmental in the transition of the Business to Buyer's control after Closing.

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



         5.25.     ASBESTOS CLAIMS.

                   (a) EIS LIABILITIES. To the extent that Buyer or its applicable Affiliate is not fully indemnified by Standard Motor Products Company or its successors for Adverse Consequences arising from Asbestos Claims due to products manufactured or sold prior to March 28, 1998, by Standard Motor Products Company, its Affiliates, and their Predecessors in accordance with that certain Asset Exchange Agreement, dated as of March 28, 1998, among SMP Motor Products, Ltd., Standard Motor Products, Inc., Cooper Industries (Canada) Inc., Moog Automotive Company, and Moog Automotive Products, Inc. and for Adverse Consequences arising from Asbestos Claims due to products manufactured by Seller or its Affiliates after March 28, 1998, through the Closing Date that are sold under the tradenames formerly used by Standard Motor Products Company, Seller shall indemnify, defend and hold Buyer and its Affiliates harmless from and against such Adverse Consequences.

                   (b) INSURANCE CLAIMS. Seller shall make available (and shall cause its Affiliates to make available) to Buyer and the Champion Companies the rights of Seller and its Affiliates to any benefits, including insurance proceeds, of or arising out of any insurance policy that covers Asbestos Claims. Buyer shall (or shall cause its Affiliates to) promptly notify Seller and submit any Asbestos Claims to the relevant insurance company or companies on behalf of and in the name of either Pneumo Abex Corporation or Moog Automotive Products, Inc., as successor by merger with Wagner Electric Corporation. Buyer acknowledges that certain Insurance Agreement that is
Exhibit 2.6 (b) (iii) to the Asset Purchase Agreement dated as of November 21, 1994, by and between Pneumo Abex Corporation and Wagner Electric Corporation and agrees to abide by its terms.

                   (c)          INDEMNITY FOR DENIED CLAIMS UNDER WORKING LAYER
POLICIES.

                                (i)         Subject to Section 5.25(c)(ii) and
(e), to the extent that an insurance carrier (a "DENYING CARRIER") denies Buyer or the Champion Companies access to an insurance policy under or as a result of which coverage for Asbestos Claims is being provided as of the Closing Date as set forth on Exhibit X (collectively, the "WORKING LAYER POLICIES") on the basis that Buyer or such Champion Company is not, and does not succeed to the rights of, one or more of the insureds under the policy, Seller shall indemnify, defend and hold Buyer and the Champion Companies harmless against Adverse Consequences for Asbestos Claims in the proportion equal to the percentage of participation the Seller or its Affiliates is then achieving from the Denying Carrier under the then existing agreement with the Denying Carrier, or, in the absence of an agreement with the Denying Carrier as to the percentage of participation, could reasonably expect to achieve from the Denying Carrier (the "WORKING LAYER POLICY INDEMNITY") .

                                (ii)        At Seller's option upon written
notice to Buyer, which Seller may exercise in whole or in part from time to time and in lieu of the Working Layer Policy Indemnity for the Asbestos Claims for which the option is exercised, Buyer shall (or Buyer shall cause its applicable Affiliate to) assign to Seller or its designated Affiliate (the "CLAIM ASSIGNEE"), which the Claim Assignee shall assume, the liability for any Asbestos Claim, for which the option is exercised, made before the Abex Termination Date for Abex Products or made before the tenth anniversary of the Closing Date for other applicable products for which coverage to Buyer or the Champion Companies is being denied to the extent that neither Buyer nor any of its Affiliates have been paid by an insurance carrier or another responsible third party (the "UNCOMPENSATED CLAIMS"). Although, upon exercising such option, the Claim Assignee will have assumed liability for the Uncompensated Claims, Buyer shall indemnify and hold harmless the Claim Assignee from that amount of the Uncompensated Claim that the Buyer would have paid on the claim had the insurance not been denied. In other words, Buyer shall indemnify and hold harmless the Claim Assignee for that portion of the Uncompensated Claim that the Denying Carrier would not have paid even if the claim were accepted.

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PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



                   (d)          SUBSEQUENT  LAYER POLICIES.

                                (i)         With respect to coverage for
Asbestos Claims under any policy other than the Working Layer Policies (the "SUBSEQUENT LAYER POLICIES"), Seller shall use its best efforts to support Buyer in pursuing coverage under the Subsequent Layer Policies whether in the name of Buyer or any of its Affiliates (including the Champion Companies) or in the name of Seller or any of its Affiliates for the benefit of Buyer and its Affiliates, including the Champion Companies. Subject to Section 5.25(d)(ii) and (e), to the extent that an insurance carrier (a "SUBSEQUENT LAYER DENYING CARRIER") denies Buyer or the Champion Companies access to a Subsequent Layer Policy on the basis that Buyer or such Champion Company is not, and does not succeed to the rights of, one or more insureds under the policy, Seller shall indemnify, defend and hold Buyer and the Champion Companies harmless against Adverse Consequences for Asbestos Claims in the proportion equal to the percentage of participation Seller or its Affiliates is then achieving from the Subsequent Layer Denying Carrier under the then existing agreement with the Subsequent Layer Denying Carrier, or, in the absence of an agreement with the Subsequent Layer Denying Carrier as to the percentage of participation, could reasonably expect to achieve from the Subsequent Layer Denying Carrier (the "SUBSEQUENT LAYER INDEMNITY").

                                (ii)        At Seller's option upon written
notice to Buyer, which Seller may exercise from time to time and in lieu of the Subsequent Layer Indemnity for the Asbestos Claims for which the option is exercised, Buyer shall (or Buyer shall cause its applicable Affiliate (including the Champion Companies)) to assign to Seller or its designated Affiliate (the "SUBSEQUENT LAYER CLAIM ASSIGNEE"), which the Subsequent Layer Claim Assignee shall assume, the liability for any Asbestos Claim, for which the option is exercised, made before the Abex Termination Date for Abex Products or made before the tenth anniversary of the Closing Date for other applicable products for which coverage to Buyer or the Champion Companies is being denied to the extent that neither Buyer nor any of its Affiliates have been paid by an insurance carrier or another responsible third party (the "SUBSEQUENT LAYER UNCOMPENSATED CLAIMS"). Although, upon exercising such option, the Subsequent Layer Claim Assignee will have assumed liability for the Subsequent Layer

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PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



Uncompensated Claims, Buyer shall indemnify and hold harmless the Subsequent Layer Claim Assignee from that amount of the Subsequent Layer Uncompensated Claim that the Buyer would have paid on the claim had the insurance not been denied. In other words, Buyer shall indemnify and hold harmless the Subsequent Layer Claim Assignee for that portion of the Subsequent Layer Uncompensated Claim that the Denying Carrier would not have paid even if the claim were accepted.

                   (e) LIMITATIONS. Seller's obligation to indemnify, defend and hold Buyer and the Champion Companies harmless against Adverse Consequences for Asbestos Claims:

                                (i)         shall not apply (A) with respect to
Asbestos Claims for products manufactured or sold by Pneumo Abex Corporation or its Predecessors prior to December 30, 1994 (the "ABEX PRODUCTS"), unless the Seller is notified of the specific Asbestos Claim on or before the date twelve years and six months after the Closing Date (the "ABEX TERMINATION DATE") and
(B) with respect to all other Asbestos Claims, unless the Seller is notified of the specific Asbestos Claim on or before the tenth anniversary of the Closing Date, and

                                (ii)        shall cease with respect to any
Denying Carrier or Subsequent Layer Denying Carrier, upon such Denying Carrier or Subsequent Layer Denying Carrier acknowledging the right of Buyer or the applicable Champion Company to access to the applicable policies under which coverage for Asbestos Claims may be made.

         Seller's obligations pursuant to Section 5.25(d) and the Subsequent Layer Claim Assignee's obligation to assume liability upon the exercises of the option shall cease when the Adverse Consequences (A) indemnified by Seller and its Affiliates, (B) assumed by the Subsequent Layer Claim Assignee (for which the Subsequent Layer Claim Assignee is not indemnified by Buyer), and (C) paid by any and all carriers under the Subsequent Layer Policies, in the aggregate after totaling the amounts in subsections (A), (B) and (C) immediately above, reaches $50,000,000 (the "STOP LOSS POINT").

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



         Notwithstanding anything in this Section 5.25 to the contrary, in determining Seller's obligation to indemnify, defend and hold Buyer and the Champion Companies harmless against any Adverse Consequences for Asbestos Claims resulting from the denial of coverage by a Denying Carrier and Subsequent Layer Denying Carrier, the amount that Seller or its Affiliates achieves or could reasonably expect to achieve is net of any self insurance retention, retrospective premiums, fronting mechanisms or other self insurance programs.

                   (f) BUYER'S INDEMNITY. Buyer shall indemnify, defend, and hold Seller and its Affiliates harmless against Adverse Consequences (regardless whether the claim is made against Seller or its Affiliates or Buyer and its Affiliates):

                                (i)         for any Asbestos Claim related to
any Abex Product if the notice of the specific claim is not provided to Seller on or before the Abex Termination Date, and

                                (ii)        for any other Asbestos Claim if the
notice of the specific claim is not provided to the Seller on or before the tenth anniversary of the Closing Date, and

                                (iii)       for any Asbestos Claim upon
reaching the Stop Loss Point,  and

                                (iv)        for any Asbestos Claim denied by
any Denying Carrier or Subsequent Layer Denying Carrier, upon such carrier acknowledging Buyer's or any of its Affiliates' access to the policy, and

                                (v)         for any retrospective premium,
fronting mechanisms or claim handling arrangements associated with an Asbestos Claim under a policy that the carrier acknowledges Buyer or its Affiliates had access.

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



         Notwithstanding anything herein to the contrary, Buyer shall be responsible for and shall indemnify and hold Seller and its Affiliates harmless against any Adverse Consequences incurred in connection with bringing suit or participating in any mediation, arbitration or other alternative dispute resolution proceeding against any insurance carrier in pursuit of coverage for Asbestos Claims.

                   (g) COOPERATION. With respect to pursuit of insurance coverage for Asbestos Claims, Buyer agrees use its best efforts to commence suit and pursue coverage in the suit against any Denying Carrier or Subsequent Layer Denying Carrier, unless otherwise agreed by the Parties.
Buyer and Seller will (and will cause their Affiliates to) cooperate with the other and its counsel in connection with the pursuit of insurance coverage, the pursuit of indemnity from SMPC, and the defense of Asbestos Claims, including, making available their personnel, and providing such testimony and access to their books and records as shall be reasonably necessary. Each party shall (and each party shall cause its Affiliates to) negotiate using its best efforts and in good faith with any carrier regarding coverage for Asbestos Claims. Further, each party shall consult with the other in its discussions and negotiations with the applicable carriers. Buyer shall on a quarterly basis provide a report to Seller regarding the Asbestos Claims including a description of the claims made, status of pending claims and claims which are disposed. Neither party (nor its Affiliates) which a carrier acknowledges is or has succeeded to the rights of one or more of the insureds under an Working Layer Policy or a Subsequent Layer Policy shall enter into agreements with such carrier as to coverage levels, without the consent of the other party, which consent shall not be unreasonably withheld or delayed. If requested by Seller, Buyer shall (and shall cause its Affiliates to) assign to Seller to the extent that Seller or its Affiliates have indemnified Buyer or its Affiliates for Asbestos Claims or assumed liabilities associated with Asbestos Claims any rights or claims of Buyer or its Affiliates against any other Person associated with such Asbestos Claims.

                   (h) DISCLAIMER. Other than pursuant to Section 3.17, Seller does not make any representation or warranty as to the financial condition of any carrier, the adequacy of insurance coverage, the identity or number of parties that may make claims under the policies, whether

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



pertaining to the Working Layer Policies or the Subsequent Layer Policies. The parties acknowledge that other Persons may have claims under these policies.

                   (i) ASSIGNMENT. Buyer or a Champion Company may assign its rights and obligations under this Section 5.25 to an Affiliate of Buyer provided it obtains Seller's prior written consent, which shall not be unreasonably withheld or delayed. However, Buyer shall continue to have responsibility for its indemnity of Seller and its Affiliates under this
Section 5.25 and Buyer shall bear the risk of and indemnify, defend and hold Seller and its Affiliates harmless against any Adverse Consequences for Asbestos Claims arising from any carrier denying either party or their Affiliates access to an insurance policy as a result of such assignment.

                   (j) CONFIDENTIALITY. Except for any disclosure required by law, rule of any stock exchange, or the requirement of any Governmental Authority, the covenants and agreements of the parties pursuant to this Section 5.25, including the amounts paid by Cooper or its Affiliates to Buyer or its Affiliates based on what percentage of participation could be reasonably expected to be achieved, is confidential and shall not at any time be disclosed by either party (and each party shall cause its Affiliates not to disclose it at any time) to any other Person.

         5.26. ENVIRONMENTAL INSURANCE POLICY. Seller shall purchase an environmental insurance policy in a form reasonably acceptable to both parties. In the event Buyer elects to be a co-insured under such policy, Seller and Buyer shall share equally the cost of the premium of the policy and any related premium taxes. Further, in the event that a claim is made under such policy, the related $250,000 deductible shall be paid by Buyer and shall apply to the aggregate amount of Adverse Consequences suffered by the Buyer Indemnified Parties as described in Section 9.3. Notwithstanding anything to the contrary contained in this Agreement, a copy of this Agreement may be disclosed to the insurer, whether such policy is purchased jointly by Buyer and Seller or solely by Seller.

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



         5.27. FRIABLE ASBESTOS REMEDIATION. Within sixty (60) days after the Closing, a qualified contractor(s) or consultant(s) shall have conducted surveys to identify friable asbestos, if any, at all of the active and inactive, in whole or in part, Owned Real Property and Leased Real Property (to the extent the Champion Companies have any obligation for facility or asbestos maintenance at any Leased Real Property). Prior to the Closing, Seller and Buyer shall have mutually agreed upon the choice of the contractor(s) or consultant(s) and shall share equally the expenses related to such survey services to be performed by the contractor(s) or consultant(s). Seller and Buyer shall agree upon (i) the scope of services to be performed by such contractor(s) or consultant(s), and (ii) the agreement to be executed with, and the terms of retainer of, such contractor(s) or consultant(s). The surveys shall include an estimate of the costs of remediation (including full or partial encapsulation, removal, any air monitoring during the remediation or other action) of any identified friable asbestos. With regard to any friable asbestos identified in the surveys, Seller shall, at its option, either (a) promptly reimburse Buyer the amount of money required to conduct such remediation of any friable asbestos to the minimum extent required by applicable Environmental Law, or (b) conduct such remediation itself to the minimum extent required by applicable Environmental Law, using a qualified contractor(s) or consultant(s), which contractor(s) or consultant(s), and the terms of their retainer, shall be reasonably acceptable to Buyer. Seller shall complete as soon as reasonably practicable its obligations in the immediately preceding sentence, and then notwithstanding anything to the contrary contained in this Agreement, Seller shall have no further liability or obligation whatsoever (including Environmental Liability) to the Buyer Indemnified Parties arising out of any friable asbestos at the Owned Real Property and Leased Real Property. Seller and Buyer shall mutually agree regarding access to the facilities for the conduct of the surveys and such remediation.

6.       EMPLOYEE MATTERS.

         6.1. CERTAIN DEFINITIONS. For the purpose of this Agreement, the following capitalized terms have the meanings ascribed to such terms as set forth below:

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



                   (a) "BENEFIT PLAN" means, collectively, each Champion Employee Plan listed on Disclosure Schedule 6.3(a), each Champion International Plan listed on Disclosure Schedule 6.3(d) and each Champion Benefit Arrangement listed on Disclosure Schedule 6.3(b).

                   (b) "CHAMPION BENEFIT ARRANGEMENT" means any employment, severance or similar contract, arrangement or policy, or any plan or arrangement providing for severance benefits, insurance coverage (including any self-insured arrangements), disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, fringe benefits, or other forms of compensation or any post-retirement benefits, compensation or benefits that (i) is not a Champion Employee Plan,
(ii) is entered into or maintained, as the case may be, by Seller or any of its Affiliates including the Champion Companies, and (iii) covers any Employee or Former Employee in the United States.

                   (c) "CHAMPION EMPLOYEE PLAN" means any "employee benefit plan", as defined in Section 3(3) of ERISA that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by Seller or any of its Affiliates including the Champion Companies, and (iii) covers any Employee or Former Employee.

                   (d) "CHAMPION INTERNATIONAL PLAN" means any employment, severance or similar contract, arrangement or policy or any plan or arrangement providing for severance benefits, insurance coverage (including any self-insured arrangements), disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, fringe benefits or other forms of compensation or any post-retirement benefits, compensation or benefits that (i) is not a Champion Employee Plan or a Champion Benefit Arrangement, (ii) is maintained or contributed to by Seller or any of its Affiliates including the Champion Companies, and (iii) covers any Employee or Former Employee.

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PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



                   (e) "EMPLOYEE" means any individual who, on the Closing Date, is employed by Seller or the Champion Companies in the Business in any active or inactive status and whose current employment has not been terminated.

                   (f) "FORMER EMPLOYEE" means any individual previously employed in the Business by Seller, the Champion Companies, or any of their Affiliates or Predecessors and who retired or whose employment has been otherwise terminated prior to the Closing Date and who is not an Employee.

         6.2. EMPLOYMENT. As of the Closing Date, every Employee will be permitted to continue as an employee of Champion, the Champion Subsidiaries and the Related Companies, as the case may be, or shall be permitted to become an employee of Buyer or the Affiliate of Buyer which acquires the assets of the Canadian Division. The employment of Employees by Champion, the Champion Subsidiaries, the Related Companies, Buyer or its Affiliates shall be on the same terms, at the same salary or wage levels, and with substantially similar benefits as provided to the Employees prior to Closing; provided that nothing herein shall prevent Buyer or its Affiliates (including the Champion Companies) from altering such terms, salary, wages or benefits after the Closing except as specifically provided herein.

         6.3. REPRESENTATIONS REGARDING EMPLOYEE BENEFIT PLANS. Seller represents and warrants to Buyer that the statements contained in this Section
6.3 are true and correct as of the date of this Agreement and will be true and correct on the Closing Date:

                   (a) Disclosure Schedule 6.3(a) identifies each Champion Employee Plan. Seller has furnished or made available to Buyer: (i) true and complete copies of such Champion Employee Plans (and, if applicable, related trust agreements or funding contracts); (ii) the most recent annual report (Form 5500 series) or financial report prepared in connection with any such Champion Employee Plan relating to Employees and Former Employees; (iii) the summary plan description (if

PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



any) currently in effect for Employees covered under each such Champion Employee Plan; (iv) a written description of each such Champion Employee Plan in effect for Employees and Former Employees for which there is no summary plan description or plan; and (v) the most recent financial statements and actuarial reports or statement (if any) prepared in connection with each such Champion
Employee Plan and relating to Employees and Former Employees.   Each such
Champion Employee Plan has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any applicable statutes, orders, rules and regulations including but not limited to ERISA and the Internal Revenue Code.

                   (b) Disclosure Schedule 6.3(b) identifies each material Champion Benefit Arrangement. Seller has furnished or made available to Buyer true and complete copies of or, if no written document exists, descriptions of each such Champion Benefit Arrangement. Each such Champion Benefit Arrangement has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any applicable statutes, orders, rules and regulations.

                   (c) Disclosure Schedule 6.3(c) identifies each Multiemployer Pension Plan to which the Seller or any of its Affiliates including the Champion Companies have made contributions in the most recent five calendar years with respect to Employees and Former Employees and the most recently determined liability for withdrawal from each Multiemployer Plan which has been provided to the Seller.

                   (d) Disclosure Schedule 6.3(d) identifies each material Champion International Plan. Seller has furnished or made available to Buyer true and complete copies of or, if no written document exists, descriptions of each such Champion International Plan. Each such Champion International Plan has been maintained in all material respects in compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations.





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PURCHASE AND SALE AGREEMENT BETWEEN
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                   (e)          Except as set forth on Disclosure Schedule
6.3(e), there are no actions, suits, arbitrations or other proceedings pending (other than routine claims for benefits) with respect to any Champion Employee Plan, Champion Benefit Arrangement or Champion International Plan which would be reasonably likely to have a Material Adverse Effect.

                   (f) Neither Seller, a Champion Company nor any Benefit Plan has engaged in any prohibited transaction, as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA, which could subject any Benefit Plan to any material tax or penalty imposed under Section 4975(a) of the Internal Revenue Code or Section 502(i) of ERISA.

                   (g) Except as set forth on Disclosure Schedule 6.3(g), the Benefit Plan documents provided to Buyer describe all currently effective benefits and all benefits which Seller or any Champion Company has undertaken to provide in the future under such plans. Neither Seller nor any Champion Company has made any material written or oral, implied or express representations that are inconsistent with the terms of the documents provided to Buyer. Further, neither Seller nor any Champion Company has made any material written or oral, express or implied representations regarding the continuation of any Benefit Plan after the Closing Date. There are no amendments to the benefit formulas of the Automotive Hourly Plans (as defined in Section 6.4(a)) or the Cooper Salaried Plan (as defined in Section 6.4(c)) that have been approved and that increase benefits after the Closing Date.

                   (h) Disclosure Schedule 6.3(a) specifically identifies each Champion Employee Plan that is represented to be a qualified plan under Section 401(a) of the Internal Revenue Code. With respect to each Champion Employee Plan so identified unless noted to the contrary on Disclosure
Schedule 6.3(a), the IRS has issued a favorable determination letter to such plan to the effect that the form of such Champion Employee Plan (or predecessor plan) satisfies the requirements of Section 401(a) of the Internal Revenue Code. For all years subsequent to the establishment of each such qualified plan (or predecessor plan) and with respect to which Seller's and each Champion





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PURCHASE AND SALE AGREEMENT BETWEEN
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Company's tax returns or such Champion Employee Plan's and trust's returns are open to audit, the plan has satisfied in all material respects, in form and operation, the qualification requirements of Section 401(a) of the Internal Revenue Code, and no action which has been taken or not taken with respect to such plan subsequent to such date has had or will have any adverse impact on the continued qualification of such plan through the Closing Date. Each such Champion Employee Plan is in compliance in all material respects with the special nondiscrimination rules under sections 401(k)(3) and (m) of the Internal Revenue Code, if applicable. The IRS has not revoked any letter of determination or opinion letter to which reference is made above, nor has the IRS threatened any such revocation.

                   (i)          Funding Status.

                                (1) No "accumulated funding deficiency" within
the meaning of either Section 412 of the Internal Revenue Code or ERISA Section 302 exists with respect to any Champion Employee Plan nor would there exist any such deficiency but for the application of an alternative minimum funding standard. No waiver of the minimum funding standards imposed by the Code with respect to any such plan has been issued.

                                (2) Except for the liabilities associated with
the employment continuity agreements listed on Disclosure Schedule 5.12(i), the actuarial present values of all accrued deferred compensation entitlements of Employees and Former Employees of Seller or any Champion Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Financial Statements of Seller and the Champion Companies. Such entitlements include, without limitation, any entitlements under any executive compensation or supplemental retirement agreement.





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PURCHASE AND SALE AGREEMENT BETWEEN
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                   (j)          Neither Seller nor any Champion Company has
engaged in any transaction with respect to any Benefit Plan which may result in the imposition on Seller or any Champion Company of any excise tax under Sections 4971, 4972, 4975, and 4976 through 4980 of the Code, or otherwise incurred a liability for any excise tax, other than excise taxes which have heretofore been paid or have been accrued, and, in either case are fully reflected in the Financial Statement, and neither Seller nor any Champion Company is now, nor at any time will be by virtue of any action taken prior to the Closing Date, subject to a requirement to provide security under Section 401(a)(29) of the Code, nor shall any asset of Seller or any Champion Company be subject to a lien by reason of the provisions of Section 412(n) of the Code. The execution by Seller of the employment continuity agreements listed on Disclosure Schedule 5.12(i) shall not constitute a transaction which may result in the imposition of an excise tax.





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PURCHASE AND SALE AGREEMENT BETWEEN
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         6.4.      EMPLOYEE BENEFIT PLANS.

                   (a)          DOMESTIC DEFINED BENEFIT PENSION PLANS

                                (i)         Before the Closing Date, Seller
shall:

                                        A.          merge the Champion Spark
Plug Company UAW Pension Plan, the Moog Automotive, Inc. Pension Plan and Trust for UAW Employees, the Moog Automotive, Inc. United Rubber, Cork, Linoleum and Plastic Workers Pension Plan, the Morenci Engineered Rubber Products Pension Plan, and the Pension Plan for Bargaining Unit Employees at Winchester, Virginia, (collectively the "AUTOMOTIVE HOURLY PLANS", and individually the "AUTOMOTIVE HOURLY PLAN") to form the Champion Spark Plug Company consolidated Defined Benefit Pension Plan (the "CHAMPION PENSION PLAN");

                                        B.          provide for coverage of
Employees and Former Employees participating in the Salaried Employees Retirement Plan of Cooper Industries, Inc. (the "COOPER SALARIED PLAN") immediately prior to the Closing Date under the Champion Pension Plan on the Closing Date immediately after the Closing with benefits, rights, and features in accordance with Section 411(d)(6) of the Code; and

                                        C.          cause Champion to assume
the plan sponsorship of the Champion Pension Plan.

                                (ii)        Seller shall amend the Cooper
Salaried Plan to cause a transfer of assets and liabilities attributable to Employees and Former Employees under the Cooper Salaried Plan as of the Salaried Plan Transfer Date (as hereinafter defined) to the Champion Pension Plan. The assets transferred from the Cooper Salaried Plan to the Champion Pension Plan shall be equal to the sum of:





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PURCHASE AND SALE AGREEMENT BETWEEN
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                                        A.          the Transfer Plan
Liabilities (as hereinafter defined) attributable to the Employees and Former Employees under the Cooper Salaried Plan.

                                        B           an amount which when added
to the sum of the amount calculated under the provisions of clause (a) above, and the market value of the assets of the Champion Pension Plan as of the Salaried Plan Transfer Date (as hereinafter defined) will equal the Full Funding Liabilities (as hereinafter defined) of the Champion Pension Plan.

         The date as of which the Transfer Plan Liabilities of the Cooper Salaried Plan are calculated shall be called the "SALARIED PLAN TRANSFER DATE" and shall occur after the Closing Date and on the last day of the month in which the Closing Date occurs. The "TRANSFER PLAN LIABILITIES" of the Cooper Salaried Plan to be transferred to the Champion Pension Plan shall be the actuarial present value of the accrued plan benefits with respect to the Employees and Former Employees who participated in the Cooper Salaried Plan immediately prior to the Closing Date calculated as of the Salaried Plan Transfer Date and pursuant to Section 414(1) of the Internal Revenue Code and the regulations thereunder. Such calculations will be made and certified to be accurate by the Cooper Salaried Plan's actuary. As soon as practicable following the Closing Date but no later than 60 days after the Closing Date, Buyer and Seller will work together to furnish to the Cooper Salaried Plan's actuary the data needed by the Cooper Salaried Plan's actuary to determine the Transfer Plan Liabilities. Such data shall include the Social Security number, account balance, date of birth, date of hire, gender and annual pensionable compensation of each participant as of the Salaried Plan Transfer Date (collectively, the "Demographic Data").

          "FULL FUNDING LIABILITIES" means, with respect to Employees and Former Employees, the sum of the Salaried Full Funding Liabilities and the Hourly Full Funding Liabilities as those terms are hereinafter defined.





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PURCHASE AND SALE AGREEMENT BETWEEN
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         "SALARIED FULL FUNDING LIABILITIES" means the actuarial accrued liability with respect to all Employees and Former Employees who participated in the Cooper Salaried Plan immediately prior to the Closing determined as of the Salaried Plan Transfer Date by the Cooper Salaried Plan's actuary in accordance with the actuarial assumptions, methods and factors set forth on Disclosure Schedule 6.4(a) using the Demographic Data used to calculate the Transfer Plan Liabilities. The Cooper Salaried Plan's actuary shall, within ninety (90) days of the date Buyer and Seller furnish the required Demographic Data, determine the Transfer Plan Liabilities and the Salaried Full Funding Liabilities as of the Salaried Plan Transfer Date and shall deliver a report to Seller, at Seller's expense, setting forth the details of the determination of the values of the Transfer Plan Liabilities and the Salaried Full Funding Liabilities.

         The "HOURLY FULL FUNDING LIABILITIES" means the actuarial accrued liability with respect to all Employees and Former Employees who participated in the Automotive Hourly Plans prior to the date said Automotive Hourly Plans were merged to form the Champion Pension Plan determined in accordance with the actuarial assumptions methods and factors set forth on Disclosure Schedule 6.4
(a) and the following procedures. Using the participant data used for the January 1, 1998 actuarial valuations for each of the Automotive Hourly Plans, the actuary for the Automotive Hourly Plans shall calculate the actuarial accrued liability or actuarial reserve for each Plan as of January 1, 1998 using the actuarial assumptions, methods and factors set forth on Disclosure
Schedule 6.4 (a). This January 1, 1998 actuarial accrued liability or actuarial reserve for each Automotive Hourly Plan shall be adjusted to take into consideration the time period between January 1, 1998 and the Salaried Plan Transfer Date using the actuarial assumptions, methods and factors set forth on Disclosure Schedule 6.4 (a), and further adjusted for actual benefit payments made from January 1, 1998 through the Salaried Plan Transfer Date to produce an adjusted actuarial accrued liability or actuarial reserve for each Automotive Hourly Plan. The adjusted actuarial accrued liability or actuarial reserve for all Automotive Hourly Plans will be aggregated to produce the Hourly Full Funding Liabilities. The Automotive Hourly Plan's actuary shall within ninety (90) days of the Salaried Plan Transfer Date deliver a report to Seller at Seller's expense setting forth the details of the determination of the Hourly Full Funding Liabilities.





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PURCHASE AND SALE AGREEMENT BETWEEN
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         Upon receipt of the reports prepared by the respective actuaries,
Seller shall deliver to Buyer for its review a copy of the reports and the underlying information necessary to prepare the reports. Buyer shall have fourteen (14) days to notify Seller in writing of any objections regarding the determination of the Full Funding Liabilities. If Buyer does not timely notify Seller of any objections, the calculations shall be final and binding on all parties. If Buyer timely notifies Seller of any objections resulting from Buyer's review of the respective actuaries' reports which Seller and Buyer cannot resolve within thirty days of the date Buyer notifies Seller of such objections, Seller and Buyer shall appoint an actuarial firm satisfactory to both parties (the cost of which shall be shared equally by Seller and Buyer) to resolve such objections, which resolution shall be final and binding on both parties. As soon as practicable following the Salaried Plan Transfer Date, but not prior to the date on which the Buyer and Seller reach agreement on the Full Funding Liabilities and not prior to the date on which the Buyer has provided all documentation requested by the trustee of the Cooper Salaried Plan, Seller shall cause assets of the Cooper Salaried Plan equal to the sum of the Transfer Plan Liabilities and the amount determined pursuant to 6.4(a) (ii) B plus interest at the rate of 7.25% per annum and adjusted for benefit payments made to Employees and Former Employees who participated in the Cooper Salaried Plan immediately prior to the Closing, from the Salaried Plan Transfer Date to the date such assets are actually conveyed, to be conveyed to the Champion Pension Plan. Until the assets of the Cooper Salaried Plan are transferred to the Champion Pension Plan, Seller will continue to process distributions required to be made to Employees and Former Employees under the Cooper Salaried Plan on and after the Closing Date in accordance with its terms and procedure.

                   (b) RETIREMENT SAVINGS PLAN. Certain Employees and Former Employees participate in the Cooper Industries, Inc. Retirement Savings and Stock Ownership Plan ("COOPER RETIREMENT SAVINGS PLAN"), which is composed of a qualified, 401(k), defined contribution profit





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PURCHASE AND SALE AGREEMENT BETWEEN
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sharing plan and an employee stock ownership plan.  Seller shall cause the assets and liabilities of the Cooper Retirement Savings Plan attributable to such Employees and Former Employees to be transferred as provided in this
Section 6.4(b) from the Cooper Retirement Savings Plan to a qualified, 401(k) defined contribution profit sharing plan prepared by Seller to be adopted by Champion effective as of the Closing Date (the "CHAMPION RETIREMENT SAVINGS PLAN") which shall provide that such Employees' and Former Employees' periods of service credited under the Cooper Retirement Savings Plan will be transferred to and credited for all purposes under the Champion Retirement Savings Plan. The Champion Retirement Savings Plan shall provide benefits, rights and features to the Employees and Former Employees in accordance with
Section 411(d)(6) of the Code.

                   No later than thirty days following the Closing Date, Buyer shall designate a trustee with respect to the Champion Retirement Savings Plan and provide Seller with the information necessary to cause a transfer of assets to the designated trustee. As soon as possible thereafter, the assets and liabilities of the Cooper Retirement Savings Plan shall be transferred in-kind to the designated trustee of the Champion Retirement Savings Plan in an amount equal to the total of all account balances of said Employees and Former Employees under the Cooper Retirement Savings Plan as of the close of business on the day immediately prior to the transfer.

                   (c) QUALIFIED DOMESTIC HOURLY DEFINED CONTRIBUTION PLANS. Certain Employees and Former Employees participate or have participated in the Champion Employee Plans listed on Disclosure Schedule 6.4(c). Prior to the Closing Date, Seller shall cause Champion to assume sponsorship and maintain the Champion Employee Plans listed on Disclosure Schedule 6.4(c) for the benefit of such Employees and Former Employees.

                   No later than thirty days following the Closing Date, Buyer shall designate a trustee or trustees with respect to the Champion Employee Plans listed on Disclosure Schedule 6.4(c) and provide Seller with the information necessary to cause a transfer of assets to the designated trustee or trustees. As soon as practicable thereafter, Seller shall cause the assets of the Champion Employee Plans listed on Disclosure Schedule 6.4(c) to be transferred in kind to the trustee or trustees designated by Buyer.





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PURCHASE AND SALE AGREEMENT BETWEEN
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                   Certain Former Employees participate or have participated in the Temperature Control Division 401(k) Plan.  Prior to the Closing Date,
Seller shall cause Champion to assume sponsorship and maintain the Temperature Control Division 401(k) Plan for the benefit of such Former Employees and accept the transfer of the insurance contract by which the plan is funded.

                   (d) SUPPLEMENTAL PENSION PLANS. Certain Employees and Former Employees participate in either or both of the Cooper Industries, Inc. Supplemental Excess Defined Benefit Plan (the "COOPER SUPPLEMENTAL DB PLAN") and the Cooper Industries, Inc. Supplemental Excess Defined Contribution Plan (the "COOPER SUPPLEMENTAL DC PLAN"), both of which are non-qualified and unfunded pension plans. Such plans are designed to provide benefits that cannot be paid from the Cooper Salaried Plan or the Cooper Retirement Savings Plan due to provisions of the Internal Revenue Code. Effective as of the Closing Date, Seller shall cause Champion to adopt two new supplemental plans which shall be substantially similar to the Cooper Supplemental DB Plan and the Cooper Supplemental DC Plan, respectively. These two new pension plans (the "CHAMPION SUPPLEMENTAL DB PLAN" and the "CHAMPION SUPPLEMENTAL DC PLAN") shall recognize all service previously credited under the Cooper Supplemental DB Plan and the Cooper Supplemental DC Plan, respectively, as in effect immediately prior to the Closing Date, and assume all obligations to provide benefits to the eligible Employees and Former Employees and their eligible beneficiaries and dependents. Thereafter, the Cooper Supplemental DB Plan, the Cooper Supplemental DC Plan and the Seller shall not have any further obligation to provide any benefits to any Employee or Former Employee.

                   (e) WELFARE BENEFIT PLANS. Certain Employees and Former Employees are covered by welfare benefit plans maintained by Seller providing medical, dental, life insurance, long





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PURCHASE AND SALE AGREEMENT BETWEEN
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term disability, short term disability, accidental death and dismemberment, and severance benefits ("COOPER'S WELFARE BENEFIT PLANS"). Effective as of the Closing Date, subject to the paragraph immediately below, Employees and Former Employees, and all eligible beneficiaries and dependents of the Employees and Former Employees, shall cease to be covered under Cooper's Welfare Benefit
Plans and shall be covered under welfare benefit plans maintained by Buyer ("BUYER'S WELFARE BENEFIT PLANS"). Buyer's Welfare Benefit Plans shall provide Employees and Former Employees with welfare benefits substantially similar to those provided to them immediately prior to the Closing Date under Cooper's Welfare Benefit Plans. Buyer shall retain the right to amend or terminate Buyer's Welfare Benefit Plans as they pertain to said Employees and Former Employees; provided, however, Buyer shall provide the Employees listed on Disclosure Schedule 6.4(e) with up to five years of coverage (depending on their years of service as set forth in such Disclosure Schedule 6.4(e)) for retiree medical benefits under Buyer's Welfare Benefit Plans on terms substantially similar to those available to Buyer's active employees.

                   At the request of Buyer, Seller shall continue to provide coverage under Cooper's Welfare Benefit Plans which are self-insured and which are specified by Buyer at least fifteen days prior to the Closing Date, including the administration of claims and payment of benefits, as appropriate, on behalf of the Employees and Former Employees and their beneficiaries and dependents for a period ending on the later of December 31, 1998 or the day which is 60 days after the Closing Date in order to allow Buyer time to install or establish welfare benefit plans for such employees. Buyer shall reimburse Seller for all payments relating to claims which are paid pursuant to this
Section 6.4(e) and for all out-of-pocket costs and administrative expenses incurred by Seller in connection with such claim administration services within thirty (30) days after an invoice for such reimbursement is mailed to Buyer.

                   (f) CHAMPION BENEFIT ARRANGEMENTS. Certain Employees and Former Employees are covered by certain Champion Benefit Arrangements providing the benefits described in Disclosure Schedule 6.3(b) ("EMPLOYEE BENEFITS"). Effective as of the Closing Date or as soon





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PURCHASE AND SALE AGREEMENT BETWEEN
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as practicable thereafter, Buyer shall cause the Company to provide Employees and Former Employees with benefits that are substantially similar to the benefits provided to them immediately prior to the Closing Date under the Champion Benefit Arrangements. Buyer shall assume all obligations to Employees for Employee Benefits accrued under the applicable Champion Benefit Arrangement prior to the Closing Date.

                   (g) CHAMPION CANADIAN PLANS. With respect to the Champion International Plans that cover Employees and Former Employees in Canada, the assets and liabilities of such Champion International Plans shall be transferred to Buyer or its Affiliate in accordance with the provisions of the Canadian Asset Transfer Agreement.

                   (h) CHAMPION AUSTRALIAN PLANS. Certain Employees and Former Employees participate in the Cooper Industries (Australian) Employees Superannuation Fund (the "COOPER AUSTRALIAN PLAN"), a defined contribution pension plan that is qualified under Australian law. On or before the Closing Date, Seller shall cause Cooper Automotive Pty Ltd to adopt the Champion Australia Pty Ltd Employees Superannuation Fund, a defined contribution pension plan, that is substantially similar to the Cooper Australian Plan (the "CHAMPION AUSTRALIAN PLAN"). As of the effective date of the Champion Australian Plan, all Employees who participate in the Cooper Australian Plan shall participate in the Champion Australian Plan for benefit accruals on and after said effective date and all benefit accruals of Employees under the Cooper Australian Plan shall cease as of the end of the day prior to the effective date of the Champion Australian Plan. As required by Australian law, each Employee and Former Employee who participates in the Cooper Australian Plan will be given the opportunity to elect in writing to have his accrued benefit under the Cooper Australian Plan transferred to the Champion Australian Plan. For each Employee and Former Employee who elects to transfer his accrued benefits to the Champion Australian Plan, the Champion Australian Plan shall provide that such Employees' and Former Employees' periods of service credited under the Cooper Australian Plan shall be transferred to and credited for all purposes under the Champion Australian Plan.





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PURCHASE AND SALE AGREEMENT BETWEEN
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                   As soon as practicable following the Closing Date, the
assets and liabilities of the Cooper Australian Plan for each Employee and Former Employee who elected to have his accrued benefit transferred to the Champion Australian Plan shall be transferred to the Champion Australian Plan. The assets and liabilities to be so transferred shall be equal to the total of all of the account balances of each such Employee and Former Employee under the Cooper Australian Plan. However, if at the time such assets and liabilities are transferred, the proceeds of the AMP Ltd. demutualization have not been allocated to participant accounts a pro rata share of such proceeds shall also be transferred to the Champion Australian Plan.

         6.5.      COOPER EMPLOYEE STOCK PURCHASE PLAN.

                   (a) Certain Employees and Former Employees are participating in the 1997 offering of Seller's Employee Stock Purchase Plan (the "1997 ESPP"). Such Employees and Former Employees are hereinafter called "ESPP PARTICIPANTS". Under the 1997 ESPP, the ESPP Participants were granted on July 1, 1997, options to purchase shares of Seller's common stock on September 10, 1999. The Champion Companies are performing the payroll administration for the ESPP Participants in accordance with Seller's 1997 ESPP Standard Administration Manual. Before the Closing Date and subject to Closing, Seller will cause the 1997 ESPP to be modified for the ESPP Participants in order to provide each participant with the option of: (i) withdrawing from the 1997 ESPP and receiving a refund of all contributions plus accrued interest less applicable taxes; or (ii) remaining an ESPP Participant with the option to purchase the number of full shares of Seller's common stock that may be purchased at the option price with the amount (exclusive of accrued interest) credited to the participant as of a date specified by Seller or to withdraw from the ESPP as of the last date that a withdrawal is permitted.
ESPP Participants that elect to remain in the 1997 ESPP will not receive a refund of contributions or certificates for Seller's common stock until after the exercise date (September 10, 1999) for the 1997 ESPP.





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PURCHASE AND SALE AGREEMENT BETWEEN
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                   (b)           Effective on or before the Closing Date, the
Champion Companies shall terminate payroll administration for the 1997 ESPP and, within 30 days after the Closing Date, Buyer shall pay Seller the total cash withheld by the Champion Companies from ESPP Participants pursuant to the 1997 ESPP prior to the Closing Date plus related interest accrued on behalf of the ESPP Participants up to the date on which the payment is made. The payment shall be accompanied by a list (in paper and established electronic format) showing with respect to each ESPP Participant the name, most recent address, total cash withholdings and related accrued interest under the 1997 ESPP as of the Closing Date. Seller shall promptly inform Buyer of the value of Seller's common stock as of September 10, 1999. Buyer, on Seller's behalf, shall determine and collect the required tax withholding from the ESPP Participants based on the value of Seller's common stock as of September 10, 1999, and remit such tax withholdings to Seller no later than October 8, 1999 and any accrued interest, together with an updated list setting forth the current names and addresses of the ESPP Participants and the tax withheld with respect to each such ESPP Participant. Buyer shall not be required to pay any employment taxes with respect to the 1997 ESPP, Seller will pay the employer's matching FICA contribution directly to the tax authorities.

7.       TAX MATTERS.

         7.1. REPRESENTATIONS AND WARRANTIES REGARDING TAX MATTERS. Seller represents and warrants to Buyer that the statements contained in this
Section 7.1 are true and correct as of the date of this Agreement and will be true and correct in all respects on the Closing Date.

                   (a) All Tax Returns required to be filed on or prior to the Closing Date by Champion, the Champion Subsidiaries and the Related Companies, or by Seller or its Affiliates with respect to any activities of the Canadian Division, have been or will be filed in accordance with all applicable laws, and all Taxes shown to be due on any such Tax Returns have been or will be paid prior to the Closing Date. Except as set forth on
Schedule 7.1(a), to the best of the Seller's Knowledge, none of the foregoing Tax Returns contains any position which is or would be subject to penalties under Section 6662 of the Internal Revenue Code (or any corresponding provision of state, local or foreign Tax Law).





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PURCHASE AND SALE AGREEMENT BETWEEN
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                   (b)          Except as set forth on Disclosure Schedule
7.1(b), no material deficiency or adjustment in respect of any Taxes claimed against Champion, the Champion Subsidiaries or the Related Companies, or against Seller or its Affiliates with respect to the Canadian Division, remains unpaid and no material claim or assessment for any such deficiency or adjustment is pending and there are no ongoing or pending Tax Proceedings with any taxing authorities with respect to Champion, the Champion Subsidiaries or the Related Companies, or Seller or its Affiliates with respect to the Canadian Division.

                   (c) To Seller's Knowledge, there are no Encumbrances on any of the assets of the Champion Companies that arose in connection with any failure (or alleged failure) to pay any Taxes, except for Encumbrances related to real and personal property Taxes not yet due or for Taxes that are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established.

                   (d) The income attributable to the income, assets or operations of the Canadian Division while the same are or have been owned by Cooper Industries (Canada) Inc. will, to the extent permitted by law, be included in income Tax Returns filed by Cooper Industries (Canada) Inc. or in income Tax Returns filed by an affiliated, consolidated, unitary or combined group of companies of which the Seller or its Affiliates are a member.

                   (e) Except as set forth on Disclosure Schedule 7.1(e) neither Champion, the Champion Subsidiaries or the Related Companies are bound by any tax indemnity, tax allocation, tax sharing, or similar agreement. Except for the tax indemnity and tax allocation agreements contained in the various acquisition and divestiture agreements set forth in Disclosure Schedule 5.12(ii), all such





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PURCHASE AND SALE AGREEMENT BETWEEN
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agreements will be terminated with respect to the Champion Companies as of the
Closing Date and will have no further effect for any taxable year (whether current, future, or past).

                   (f) Except as set forth on Disclosure Schedule 7.1(f), none of the Champion Companies has, or has had, a permanent establishment (as defined by any applicable tax treaty) or other taxable presence in any country other than the United States.

                   (g) Except as set forth in Disclosure Schedule 7.1(g), none of the Champion Companies is a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for United States tax purposes.

                   (h) Except as set forth in Disclosure Schedule 7.1(h), none of the Champion Companies has granted any power of attorney with respect to matters relating to Taxes.

                   (i) Except as set forth in Disclosure Schedule 7.1(i), there is no closing agreement, compromise, or settlement with any taxing authority that is binding on any of the Champion Companies for any taxable period ending after the Closing Date.

                   (j) Except as set forth in Disclosure Schedule 7.1(j), there are no requests for rulings or determinations relating to any of the Champion Companies pending with any taxing authority.

                   (k) Disclosure Schedule 7.1(k) sets forth the following information: (i) the amount of any operating loss, net capital loss, and unused credits of the Champion Companies; and (ii) the amount of any deferred gain or loss allocable to any of the Champion Companies arising out of any intercompany or intergroup transaction.

                   (l) Except as set forth in Disclosure Schedule 7.1(l), none of the Champion Companies has ever been owned by or affiliated with any entity, other than Seller or an entity





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affiliated with Seller and except for the group of which Seller is currently a member none of the Champion Companies has ever been a member of an affiliated group of corporations within the meaning of Internal Revenue Code Section 1504.

                   (m) Each asset in respect of which any of the Champion Companies claims any depreciation, amortization or similar expense is owned for tax purposes by the applicable Champion Company.

                   (n) None of the Champion Companies has any excess loss account as defined in Treasury Regulation Section 1.15012-19.

         7.2.      TAX INDEMNITY.

                   (a) Seller shall be liable for, and shall indemnify, defend and hold harmless the Buyer Indemnified Parties from and against:

                                (i)  Any and all income Taxes (including,
without limitation, U.S. federal and state income taxes on capital gains) imposed with respect to the sale of the Champion Common Stock, the shares of the Related Companies, the Nominal Shares of the Champion Subsidiaries and the assets of the Canadian Division under the terms of this Agreement;

                                (ii)  Any and all Taxes relating to the
Canadian Division while the same was owned by Cooper Industries (Canada) Inc., or any Predecessor, except to the extent a reserve or accrual in respect of Taxes is included in the Final Closing Statement of Net Assets;

                                (iii) Any and all Taxes with respect to
Champion, the Champion Subsidiaries and the Related Companies for any taxable period ending on or before the Closing Date, except to the extent a reserve or accrual in respect of Taxes is included in the Final Closing Statement of Net Assets;





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                                (iv)  Notwithstanding anything to the contrary
contained in this Section 7.2(a), if any of the Indemnified Parties pays any Preclosing Creditable Foreign Tax (as defined below), the provisions of
Section 7.2(a)(ii) shall not apply if, and to the extent that, as a result of the payment of the applicable Preclosing Creditable Foreign Tax, any of the Buyer Indemnified Parties actually receives a foreign tax credit under the applicable provisions of the Internal Revenue Code (including, without limitation, any limitation under Internal Revenue Code Section 904) which results in the reduction (on a present value basis) of Taxes payable in the United States which would have otherwise been payable by a Buyer Indemnified Party (in the absence of such foreign tax credit) for any taxable period ending after the Closing Date and otherwise properly allocable to Buyer under this
Section 7 generally. A Preclosing Creditable Foreign Tax is a Tax (x) which is paid by a Buyer Indemnified Party, (y) which is incurred with respect to Champion, the Champion Subsidiaries, or any of the Related Companies and in respect of a taxable period ending on or before the Closing Date, and (z) which is eligible for a credit under the foreign tax credit provisions of the Internal Revenue Code (Internal Revenue Code Sections 901 though 960). Nothing in the first sentence of this Section 7.2(a)(iii) shall be construed to relieve Seller of its obligation to make an indemnification payment (hereinafter the "Provisional Payment") in accordance with the terms of this Section 7.2 to a Buyer Indemnified Party if Buyer Indemnified Party pays any Taxes for any period ending on or before the Closing Date for which a current foreign tax credit is not available; provided, however, that after the Provisional Payment has been made by the Seller and received by a Buyer Indemnified Party, Buyer Indemnified Party shall reimburse the Seller when, and to the extent, that a Buyer Indemnified Party receives a credit under Sections 901 through 960 of the Internal Revenue Code which is related to the Taxes associated with the Provisional Payment.

                   (b) Notwithstanding any other provision of this Agreement, Buyer shall be liable for and shall indemnify, defend and hold harmless the Seller Indemnified Parties from and against: (i) any Taxes relating to the Canadian Division while the same was owned by Cooper Industries (Canada) Inc. or any Predecessor, but only to the extent a reserve or accrual in respect of such Taxes is included in the Final Closing Statement of Net Assets; (ii) any Taxes due with respect to the Canadian Division for any period subsequent to the Closing Date; and (iii) any Taxes with respect to Champion, the Champion Subsidiaries and the Related Companies for any taxable period ending after the Closing Date.





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                   (c)          Any liability for or refund of Taxes for a
taxable period beginning before the Closing Date and ending after the Closing Date (a "STRADDLE PERIOD") with respect to a Champion Company shall be apportioned between Seller and Buyer based on the actual operations of the Champion Company during that portion of such period ending on the Closing Date (the "PRE-CLOSING STRADDLE PERIOD") and the portion of such period beginning on the date following the Closing Date, and for purposes of Sections 7.2(a), 7.2(b), 7.2(e) and 7.5, each such portion of a Straddle Period shall be deemed to be a taxable period. Anything herein to the contrary notwithstanding, Buyer shall prepare (in a manner consistent with prior practice) and file all Straddle Period Tax Returns and shall pay all Taxes due with respect thereto; provided, however, that Seller shall pay Buyer the amount of Taxes calculated as due for the Pre- Closing Straddle Period except to the extent that a reserve or accrual in respect of such Taxes is included in the Final Closing Statement of Net Assets. To the extent Buyer or any of its Affiliates, including Champion, the Champion Subsidiaries and the Related Companies, receives (whether by way of payment, credit, or otherwise) any refund of Taxes allocable to a Pre-Closing Straddle Period, Buyer shall promptly upon receipt thereof remit the same to Seller.

                   (d) At least thirty days prior to the due date for the payment of Taxes for a Straddle Period, Buyer shall present Seller with a schedule detailing the computation of Taxes for the Pre-Closing Straddle Period together with a copy of the relevant Tax Return and any supporting documentation reasonably requested by Seller. Within 20 days after Buyer presents Seller with such schedule, Seller shall pay Buyer the amount of the Pre-Closing Straddle Period Tax as computed by Buyer except to the extent that a liability in respect of such Taxes is included in the Final Closing Statement of Net Assets. In making the computation Seller shall receive full credit for any estimated tax payments or other





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prepayments or credits against Taxes made by Seller or its Affiliates on or before the Closing Date and Buyer shall receive full credit for any estimated tax payments or other prepayments or credits against Taxes made by Buyer or its Affiliates after the Closing Date. If Seller disputes Buyer's computation of the Pre-Closing Straddle Period Tax, Seller shall not be relieved of its obligation to pay, in the first instance, any such disputed amount. Whether any such disputed amount was in fact due from Seller shall be resolved by the Accounting Arbitrator in accordance with the procedures set out in Section 2.7 which shall be deemed modified as necessary to accommodate the resolution of the dispute between the parties. If upon such resolution it is determined that any of such disputed amount was not payable to Buyer and such amount has nevertheless been paid to Buyer, then Buyer shall refund to Seller such amount, plus interest at the rate required to be paid under Section 6621 of the Internal Revenue Code.

                   (e) Any franchise tax shall be allocated to the taxable period during which the right to do business obtained by the payment of such franchise tax relates, regardless of whether such franchise tax is measured by income, operations, assets or capital relating to another taxable period.

                   (f) Any deduction, loss or credit of Champion, the Champion Subsidiaries or the Related Companies generated in any taxable period prior to the Closing Date, the economic benefit of which is realized in a taxable period ending after the Closing Date shall be for the account of Seller, and Buyer shall remit to Seller as additional consideration the amount of any such benefit. If any deduction or expense of Champion, the Champion Subsidiaries or the Related Companies is denied or provision is disallowed by a governmental taxing authority in respect of a period prior to the Closing Date and a benefit is obtained in a period after the Closing Date by Champion, the Champion Subsidiaries or the Related Companies, or Buyer or its Affiliates (or their successors in title), Buyer shall pay to Seller an amount equal to the tax savings produced by such benefit.

                   (g) Buyer shall cause Champion, the Champion Subsidiaries and the Related Companies to elect, where permitted by law, to carry forward any net operating loss, net capital loss, charitable contribution or other item arising after the Closing Date that could, in the absence of such an election, be carried back to a taxable period of Champion, the Champion Subsidiaries or the





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Related Companies ending on or before the Closing Date in which Champion, the
Champion Subsidiaries or the Related Companies filed a consolidated, combined or unitary tax return with Seller or its Affiliates. Buyer, on its own behalf and on behalf of its Affiliates, hereby waives any right to use or apply any net operating loss, net capital loss, charitable contribution or other item of Champion, the Champion Subsidiaries or the Related Companies for any taxable period ending on any date following the Closing Date to part or all of the period prior to the Closing Date and any refund of Taxes relating to a carry back of such items to part or all of a taxable period prior to the Closing Date shall be retained by Seller. Nothing in this Section 7.2(g) shall be construed to preclude Buyer from utilizing the foreign tax credits described in Section 7.2(d)(iv).

                   (h) Buyer agrees that it will not pay a dividend or cause or allow a dividend to be paid by the Champion Subsidiaries or Related Companies until after the close of the taxable year of each of the Champion Subsidiaries or Related Companies in which the Closing occurs.

                   (i)          Buyer shall cause Champion Automotive (U.K.)
Ltd. to remain at all times in a "group" as such term is defined by the Inland Revenue.

                   (j) Buyer and Seller agree that any obligation to prepare 1998 personal returns for any Employee of the Champion Companies working outside of the United States shall be an obligation of the Buyer.

         7.3. SECTION 338 ELECTIONS. Except for the CFC Section 338 Elections as defined and described in the immediately succeeding sentence, Buyer or its Affiliates shall not make an election to have the provisions of
Section 338 of the Internal Revenue Code or similar provisions of state law (collectively "Section 338 Elections") apply to the acquisition of Champion, the Champion Subsidiaries or the Related Companies. Nothing in the immediately preceding sentence shall be construed to preclude Buyer from making Section 338 Elections (to the extent otherwise allowed under applicable law) in respect of the following entities: Cooper Automotive Pty. Ltd., Cooper Automotive Electrical do Brasil Ltda., Champion Automotive (U.K.) Ltd. (the "CFC Section 338





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PURCHASE AND SALE AGREEMENT BETWEEN
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Elections"); provided, however, that the parties acknowledge that as of the date of this Agreement Champion Automotive (U.K.) Ltd. is a partnership for U.S. federal income tax purpose.

         7.4.      TAX RETURN FILINGS FOR PRE-CLOSING PERIODS.

                   (a) Buyer shall prepare (in a manner consistent with prior practice) and submit to Seller for Seller's review and filing not later than 10 days prior to the due date for the filing thereof, all non-income Tax Returns for the Canadian Division that are required to be filed (after the Closing Date) with respect to any period for which the Canadian Division was owned by Cooper Industries (Canada) Inc., together with Buyer's check in payment of all Taxes in respect of such Tax Returns but only to the extent a reserve or accrual for such Taxes was included in the Final Closing Statement of Net Assets. After reviewing and modifying (to the extent Seller in its sole discretion determines is appropriate) such Tax Returns, Seller shall file such Tax Returns and Seller shall pay or cause to be paid all Taxes shown as due thereon. Seller shall promptly send to Buyer copies of all such Tax Returns, to the extent modified by Seller, and copies of documentation showing such filing and payment. Buyer shall include Seller's name on all 1998 IRS Forms 5471 for the Champion Companies.

                   (b) Buyer shall prepare (in a manner consistent with prior practice) and submit to Seller for its review and approval not later than 10 days prior to the due date for the filing thereof, all Tax Returns for Champion, the Champion Subsidiaries and the Related Companies that are required to be filed (after the Closing Date) for any taxable period ending on or before the Closing Date; provided that Seller shall prepare and file any such Tax Returns of Champion, the Champion Subsidiaries and the Related Companies that are required to include, on a consolidated or combined basis, the operations of Champion, the Champion Subsidiaries or the Related Companies for any taxable period ending on or before the Closing Date. After reviewing and modifying (to the extent Seller in its sole discretion determines is appropriate) such Tax Returns, Seller shall return such Tax Returns to Buyer together with a check in payment of all Taxes shown as due thereon (reduced to the extent a reserve or accrual in respect of such Taxes was included on the Final Closing Statement





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PURCHASE AND SALE AGREEMENT BETWEEN
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of Net Assets) not less than two (2) days prior to the due date thereof
(provided that Buyer is in compliance with the immediately preceding sentence). Buyer shall promptly file each such Tax Return (as resubmitted to it by Seller) and pay all Taxes shown as due thereon, and Buyer shall send Seller copies of documentation showing such filing and payment.


         7.5. TAX REFUNDS. Seller shall be entitled to any refunds or credits of Taxes attributable to (i) Seller, its Affiliates, Champion, the Champion Subsidiaries or the Related Companies with respect to any taxable period ending on or before the Closing Date; (ii) Champion's registered branch in Germany (Champion Zundkerzen Deutschland Nierderlassung Deutschland der Champion Spark Plug Company) with respect to any taxable period ending on or before the Closing Date; and (iii) the Canadian Division for any period while the Canadian Division was owned by Cooper Industries (Canada) Inc., its Affiliates or any Predecessors. If Buyer or any of its Affiliates, including Champion, the Champion Subsidiaries or the Related Companies, receives any such refund or credit of Taxes by way of payment, credit or otherwise, to which Seller is entitled under this Paragraph), Buyer shall promptly upon receipt thereof remit the same to Seller. Any refunds or credits of Taxes of any Champion Company relating to taxable periods beginning after the Closing Date shall belong to Buyer.

         7.6. WAGE REPORTING. Pursuant to the alternative procedure prescribed by Section 5 of Revenue Procedure 96-60: (i) Seller and Buyer shall report on a "predecessor-successor" basis with respect to employees of Seller who are employed by Buyer or its Affiliates after the Closing, (ii) Buyer will assume Seller's entire obligation to prepare, file and furnish Forms W-2 for the year ended December 31, 1998, with respect to such employees, (iii) Seller and its Affiliates shall be relieved of any obligation to provide Forms W-2 to such persons for such year, and (iv) Seller and Buyer will work in good faith to adopt similar procedures under applicable state or local laws. The parties shall cooperate with each other in preparing filings and forms relating to these procedures, and Seller shall provide Buyer with any information in its possession which Buyer needs to satisfy its obligations under this Section.





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PURCHASE AND SALE AGREEMENT BETWEEN
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         7.7.      COOPERATION AND EXCHANGE OF INFORMATION.

                   (a) Seller and Buyer shall each (i) provide the other party with such information and assistance as may be reasonably requested by the other party in connection with the preparation and filing of any Tax Returns (including Buyer's completion of Seller's federal, state and foreign tax information packages prepared in a manner consistent with the packages customarily prepared for periods ending prior to the Closing), any audit or examination by any taxing authority, any judicial or administrative proceeding, or any other reasonable business purpose relating to liability for Taxes with respect to the Champion Companies; (ii) retain for the applicable statute of limitations period (including any extensions) such material records or information as may be relevant to such Tax Returns, audits, examinations or proceedings including without limitation all Tax Returns and related schedules and work papers; (iii) provide the other party with reasonable access to, and allow the other party to make copies of such records or information, and prior to disposing of any such records or information allow the other party the right to obtain the originals of such records or information; (iv) provide the other party with a copy of any final determination of any audit, examination or proceeding that affects the amount required to be shown on any Tax Return of the other party for any period. Buyer agrees to cause the Champion Companies to provide Seller with all information reasonably necessary for Seller to compute and defend research and development tax credits, transaction-by-transaction foreign sales corporation commissions, and transfer pricing for periods for which Seller has responsibility; (v) provide such documentation, information or other materials currently in Seller's possession necessary to determine, (A) the tax basis of the Champion Companies and the Related Companies assets, (B) the current and accumulated earnings and profits of each of the Champion Companies; (C) tax pools related to the earnings and profits of the Champion Companies and the Related Companies; and (vi) copies of all Forms 8832 filed for the Champion Companies and the Related Companies.

                   (b) Subject to the final sentence in this paragraph, in the case of any audit, examination, judicial or administrative proceeding, or other proceeding with respect to Taxes ("TAX





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PROCEEDING") for which Seller is or may be liable pursuant to this Agreement,
Buyer shall promptly notify Seller, and Seller, at Seller's expense, shall have the right to control the conduct and resolution of such Tax Proceeding, provided, however, that Seller shall consult with Buyer with respect to the resolution of any issue relating to or that could affect any Taxes or taxable periods with respect to which Buyer may be liable under this Agreement or otherwise, and Seller shall not settle any such issue, or otherwise take any position with respect to such an issue, without the prior written consent of Buyer. Buyer shall execute or cause to be executed powers of attorney or other documents necessary to enable Seller to take all actions desired by Seller (to the extent that such actions are consistent with the terms of this paragraph) with respect to such Tax Proceeding to the extent such Tax Proceeding may affect the amount of Taxes for which Seller is or may be liable pursuant to this Agreement. If Seller elects to exercise its right to control the conduct and resolution of any Tax Proceeding pursuant to the terms of this paragraph, Seller shall within thirty calendar days of receiving notice of such Tax Proceeding from Buyer (or sooner, if the circumstances of the Tax Proceeding so require) notify Buyer of its intent to do so. If Seller elects not to control the conduct and resolution of any such Tax Proceeding, fails to comply with the notice provision of the immediately preceding sentence, or contests its indemnity obligation under Section 7.2, then Buyer may direct the conduct and resolution (including settlement or compromise) of such Tax Proceeding. Any such resolution by Buyer shall not affect Seller's indemnity obligations under
Section 7.2, provided, however, that Seller shall not be obligated to indemnify Buyer for expenses (including, but not limited to, legal fees) incurred by Buyer in connection with a Tax Proceeding to the extent such expenses relate to the contest of Taxes or asserted Taxes with respect to which Seller has acknowledged its indemnity obligation under Section 7.2. In any event, each of Buyer and Seller may participate, at its own expense, in any such Tax Proceeding. Buyer shall have the right, at its expense, to control the conduct and resolution of any Tax Proceedings relating to any Taxes for any taxable period ending after the Closing Date with respect to the Champion Companies; provided, however, Buyer shall consult with Seller with respect to the resolution of any issue relating to or which could affect a Straddle Period and Buyer shall not settle any such issue, or file any amended return relating to any such issue, without the prior written consent of Seller.





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         7.8.      Sales and Other Tax.  The payment of all transfer,
documentary, recording, notarial, sales, use, registration, stamp, and other similar taxes, fees, and expenses (including, but not limited to, all applicable stock transfer or real estate transfer taxes, and including any penalties, interest, and additions to such Tax) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne equally by Buyer and Seller as provided in Section 5.9. Buyer and Seller shall cooperate in timely making and filing all Tax Returns that may be required to comply with the applicable laws relating to such Taxes.

8.       CONDITIONS TO OBLIGATION TO CLOSE.

         8.1. CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                   (a) the representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the Closing Date;

                   (b) Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                   (c) there shall not be any injunction, judgment, decree or order of any court of competent jurisdiction in effect preventing consummation of any of the transactions contemplated by this Agreement;

                   (d) Seller shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in clauses (a) through (c) is satisfied in all respects;





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                   (e)          the waiting period (and any extensions thereof)
under the Hart-Scott-Rodino Act and any other applicable pre-merger notification laws shall have expired or otherwise been terminated; and

                   (f) the relevant parties shall have entered into the Other Agreements.

         8.2. CONDITIONS TO OBLIGATION OF SELLER. The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                   (a) the representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the Closing Date;

                   (b) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                   (c) there shall not be any injunction, judgment, decree or order of any court or other Governmental Authority threatened or in effect preventing consummation of any of the transactions contemplated by this Agreement;

                   (d) Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified above in clauses (a) through (c) is satisfied in all respects;

                   (e) the applicable waiting period (and any extensions thereof) under the Hart-Scott-Rodino Act and any other applicable pre-merger notification laws shall have expired or otherwise been terminated; and

                   (f) the relevant parties shall have entered into the Other Agreements.





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PURCHASE AND SALE AGREEMENT BETWEEN
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         8.3.      WAIVER; RIGHT TO PROCEED.  If any of the conditions
specified in Section 8.1 hereof have not been satisfied, Buyer, in addition to any other rights that may be available to it, may waive its rights to have such conditions satisfied at Closing and may proceed with the transactions contemplated hereby. If any of the conditions specified in Section 8.2 hereof have not been satisfied at Closing, Seller, in addition to any other rights that may be available to it, may waive its rights to have such conditions satisfied and may proceed with the transactions contemplated hereby. Any such waiver by Buyer or Seller, as the case may be, shall in no way diminish or eliminate any other rights that may be available to the waiving party related to or as a result of the waived condition or conditions not having been satisfied at Closing.

9.       SURVIVAL; INDEMNIFICATION.

         9.1.      IN GENERAL.

                   (a) The indemnification provisions in this Agreement and the specific performance remedy in Section 11.14 hereof are the sole and exclusive remedies after the Closing of any Seller Indemnified Party or Buyer Indemnified Party with respect to any and all claims relating to the subject matter of this Agreement (including claims for any breach of a representation, warranty, covenant or agreement in this Agreement). Except for the right to seek indemnification on the terms and subject to the conditions of this Section 9 or specific performance under Section 11.14, each of Seller, on behalf of itself and any other Person who is a Seller Indemnified Party, and Buyer, on behalf of itself and any other Person who is a Buyer Indemnified Party, hereby irrevocably waives any and all rights, claims, causes of action or theories of liability it might otherwise have, which relate to the subject matter of the Agreement, against any other party hereto or its Affiliates under or based upon any principle of equity or any federal, state, local or foreign statute, law, ordinance, rule or regulation (including those relating to hazardous substances, asbestos-containing materials, underground storage tanks and PCBs). Without limiting the foregoing, Buyer on behalf of itself and any other Person who is a Buyer Indemnified Party, waives any rights they may have to contribution from Seller or any of





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its Affiliates under the Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, but only to the extent that such rights relate to the subject matter of this Agreement.

                   (b)          Seller and Buyer shall treat any
indemnification payment made pursuant to this Agreement as an adjustment to the purchase price and Seller and Buyer agree not to take any position inconsistent therewith for any purpose.

                   (c) Any Indemnified Party seeking indemnification under this Agreement shall use its reasonable efforts to mitigate losses for which it seeks indemnification hereunder.

                   (d) The Indemnified Party shall use reasonable efforts to pursue insurance claims relating to any claim for which it is seeking indemnification pursuant to this Agreement. However, the Indemnified Party is not obligated to pursue an insurance claim if the Indemnified Party, in its reasonable judgment, believes that the cost of pursuing the insurance claim together with any corresponding increase in insurance premiums or other chargebacks to the Indemnified Party would exceed the value of the insurance claim.

                   (e) If requested by an Indemnifying Party, the Indemnified Party shall (and shall cause its Affiliates to) assign to the Indemnifying Party, to the extent the Indemnified Party has been indemnified, any rights or claims of the Indemnified Party and its Affiliates against any other person.

         9.2.      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

                   (a) With the exception of the representations and warranties in Section 3.11, each representation and warranty of the parties contained in this Agreement or in any schedule, certificate or other document delivered in connection with this Agreement shall survive the Closing and continue in effect for a period of 18 months thereafter and then expire. Each representation and





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PURCHASE AND SALE AGREEMENT BETWEEN
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warranty in Section 3.11 shall survive the Closing and continue in effect for a period of 5 years and then expire. No party may claim indemnification for breach of a representation or warranty unless the Indemnified Party notifies the Indemnifying Party in writing of the indemnity claim including a reasonable description of the claim (whether or not fixed as to liability or liquidated as to amount) before the survival period expires. Any timely asserted claim for indemnification for breach of a representation or warranty shall not expire at the end of the survival period, but shall continue to be valid and assertible (and the Indemnifying Party's obligation to indemnify the Indemnified Party for such a claim shall survive) until the claim is finally resolved.

                   (b) Any covenant or other agreement of the parties contained in this Agreement or in any schedule, certificate or other document delivered in connection with this Agreement survives the Closing and continues until fully performed. The Indemnifying Party's obligation to indemnify the Indemnified Party for any claims, other than a claim for indemnification for breach of a representation or warranty, shall survive without limitation.

         9.3.      LIMITS ON INDEMNIFICATION.

                   (a) No Indemnified Party may claim indemnification for breach of a representation or warranty unless and until the aggregate amount of all Adverse Consequences and Environmental Claims incurred by or asserted against the Indemnified Party by reason of all such breaches exceeds $25 million and then only to the extent the aggregate amount of the Adverse Consequences and Environmental Claims exceeds such threshold amount. The aggregate indemnification obligations of each of Seller or Buyer for breaches of representations and warranties shall not exceed $1 billion.

                   (b) Indemnification claims for breaches of covenants or other agreements are not subject to any minimums or maximums.





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PURCHASE AND SALE AGREEMENT BETWEEN
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                   (c)          In calculating the amount of Adverse
Consequences or Environmental Claims payable to any Indemnified Party pursuant to this Agreement, the amount of such Adverse Consequences and Environmental Claims shall be reduced by: (i) any insurance proceeds actually received by the Indemnified Party in respect of the Adverse Consequences or Environmental Claims net of any expenses incurred (including any resulting increase in insurance premiums) by the Indemnified Party to obtain the insurance proceeds (provided, however, an Indemnified Party shall not be obligated to institute any legal proceedings in connection with the collection or pursuit of any insurance in order to exercise its indemnification remedy under this Agreement); (ii) the amount accrued or reserved against as a liability on the Final Closing Statement of Net Assets with respect to such Adverse Consequences or Environmental Claims less any amounts paid in cash since Closing with respect thereto and recorded as an accrual or reserve reduction for which indemnification will not be sought; and (iii) any recoveries from third parties pursuant to indemnification (or otherwise) with respect thereto net of any expenses incurred by the Indemnified Party in obtaining such third party payment.

                   (d) Notwithstanding anything in this Agreement to the contrary, no Indemnifying Party shall be liable to an Indemnified Party for any punitive damages, exemplary damages, lost profits or other consequential damages (which shall not include natural resource damages) in connection with any claim for indemnification under this Agreement.

         9.4. INDEMNIFICATION BY SELLER. Subject to the qualifications contained in this Section 9 and subject to Section 5.27, Seller shall indemnify, defend and hold harmless Buyer, and its Affiliates, and its and their directors, officers, employees and assigns ("BUYER INDEMNIFIED PARTIES") from any Adverse Consequences and Environmental Claims incurred by or asserted against the Buyer Indemnified Parties to the extent such Adverse Consequences or Environmental Claims arise out of or relate to: (i) a breach by Seller of its representations, warranties, covenants or other agreements contained in this Agreement or in any schedule, certificate or other document delivered in connection with this Agreement; (ii) the Seller's indemnity obligations under
Section 7.2(a); (iii) all liabilities and obligations of Cooper Industries Norge AS (other than liabilities or obligations relating to the conduct





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PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



of any business in or through Cooper Industries Norge AS by Seller or its Affiliates after the Closing); and (iv) any liabilities and obligations of Cooper A&S Company and Champion Automotive S.p.A. to the extent such liabilities and obligations relate to non-automotive businesses conducted by such companies before the Closing Date. Seller shall also indemnify, defend and hold harmless the Buyer Indemnified Parties from the Adverse Consequences and Environmental Claims (a) described in Section 5.21 relating to the AlliedSignal Lawsuit and the Bosch Infringement Claim and (b) for Asbestos Claims to the extent provided in Section 5.25.

         9.5. INDEMNIFICATION BY BUYER. Subject to the qualifications contained in this Section 9, Buyer shall (and Buyer shall cause the Champion Companies and any of Buyer's Affiliates which acquire assets of the Canadian Division to) indemnify, defend and hold harmless Seller, and its Affiliates, and its and their directors, officers, employees and assigns ("SELLER INDEMNIFIED PARTIES") from any Adverse Consequences and Environmental Claims incurred by or asserted against the Seller Indemnified Parties to the extent such Adverse Consequences and Environmental Claims arise out of or relate to:
(i) a breach by Buyer of its representations, warranties, covenants or other agreements contained in this Agreement or in any schedule, certificate or other document delivered in connection with this Agreement; (ii) Seller's Company Obligations; (iii) the Buyer's indemnity obligations under Sections 5.11, 5.25 and 7.2(b); (iv) all Environmental Claims; and (v) all liabilities and obligations of Champion, the Champion Subsidiaries and the Related Companies, and all liabilities and obligations relating to the Canadian Division that are assumed by Buyer or its Affiliates, whether arising before, on or after Closing; provided, however, with respect to clauses (iv) and (v) above, Buyer shall not have any obligation to indemnify, defend and hold harmless the Seller Indemnified Parties to the extent any Adverse Consequences or Environmental Claims are subject to the indemnification provisions of Section 9.4.

         9.6.      THIRD PARTY CLAIMS.    The obligations and liabilities of
the parties with respect to claims for indemnification resulting from the assertion of liability by a third party are subject to the following terms and conditions.





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PURCHASE AND SALE AGREEMENT BETWEEN
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                   (a)          If any third party shall notify the Indemnified
Party with respect to any matter which may give rise to a claim for indemnification against the Indemnifying Party (or an Indemnified Party otherwise discovers such a third party claim), then the Indemnified Party shall promptly provide written notice of such matter to the Indemnifying Party describing the matter in reasonable detail; provided, however, a delay by the Indemnified Party in notifying the Indemnifying Party shall not relieve the Indemnifying Party from any liability hereunder unless (and then solely to the extent) the Indemnifying Party's position is actually prejudiced by such delay.

                   (b) If the Indemnifying Party notifies the Indemnified Party within 30 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming all responsibility for the matter including the defense thereof: (i) the Indemnifying Party shall reimburse the Indemnified Party for any costs it has incurred relating to the matter and shall defend the Indemnified Party against the matter with counsel of the Indemnifying Party's choice provided such counsel is reasonably satisfactory to the Indemnified Party; (ii) although the Indemnifying Party shall direct and control the defense of such matter, the Indemnified Party may retain separate co- counsel at its sole cost and expense; (iii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed; and
(iv) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter, which judgment or settlement does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed.

                   (c) If the Indemnifying Party does not notify the Indemnified Party within 30 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming all responsibility therefor including the defense thereof, the Indemnified Party may defend against, consent to the entry of any judgment or enter into any settlement with respect to the matter in any manner the Indemnified Party reasonably deems appropriate without waiving any right to indemnity therefor by the Indemnifying Party.





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PURCHASE AND SALE AGREEMENT BETWEEN
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                   (d)          The parties shall cooperate in defending any
third-party claim. The defending party shall have reasonable access to the books, records and personnel which are pertinent to the defense and which are in the possession or control of the other party.

10.      TERMINATION.

         10.1. TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to Closing as provided below:

                   (a) Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                   (b) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing: (i) if, pursuant to
Section 5.10 above, Seller has within the then preceding 10 days given Buyer any notice by means of a disclosure supplement of a condition, event or development that has had a Material Adverse Effect upon the financial condition of the Champion Companies taken as a whole; (ii) if there has been a material breach by Seller of any of its representations, warranties, or covenants contained in this Agreement, Buyer has notified Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach; or (iii) if the Closing shall not have occurred on or before December 31, 1998 by reason of the failure of any condition precedent under Section 8.1 hereof (unless the failure results primarily from Buyer breaching any representation, warranty, or covenant contained in this Agreement). Notwithstanding the preceding, the parties acknowledge and Buyer agrees that the risk of a partial or total loss of the Carquest account or any other account by the Champion Companies has been taken into account in Buyer's calculation of the Purchase Price, and any change or occurrence with respect to any account (including partial or total loss) shall not be deemed a basis for the termination of this Agreement; and





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PURCHASE AND SALE AGREEMENT BETWEEN
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                   (c)          Seller may terminate this Agreement by giving
written notice to Buyer at any time prior to the Closing: (i) if there has been a material breach by Buyer of any of its representations, warranties, or covenants contained in this Agreement, Seller has notified Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach; or (ii) if the Closing shall not have occurred on or before December 31, 1998, by reason of the failure of any condition precedent under
Section 8.2 hereof (unless the failure results primarily from Seller breaching any representation, warranty, or covenant contained in this Agreement).

         10.2. EFFECT OF TERMINATION. If either party terminates this Agreement pursuant to Section 10.1 above, all rights and obligations of Seller and Buyer hereunder shall terminate without any liability of either party to the other (except for any liability of any party then in breach and except for any continuing obligations under the Confidentiality Agreement attached hereto as Exhibit IX).

11.      MISCELLANEOUS.

         11.1.     NO THIRD-PARTY BENEFICIARIES.  Except for Sections 9.4 and
9.5 which are intended to benefit and be enforceable by any of the Seller Indemnified Parties and Buyer Indemnified Parties, as the case may be, this Agreement does not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

         11.2. ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior or contemporaneous understandings, agreements, or representations by or between the parties, written or oral, to the extent they have related or relate in any way to the subject matter hereof.

         11.3. SUCCESSORS AND ASSIGNS. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign either this Agreement or any of the party's rights, interests, or obligations hereunder without the prior





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PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



written approval of the other party; provided, however, either party may assign any of its rights, interests and obligations hereunder to one or more of its Affiliates without the prior written approval of the other party in which case the assigning party shall continue to remain liable for the performance of all its obligations under this Agreement. Any assignment prohibited hereunder is void.

         11.4. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.

         11.5. HEADINGS. The section headings contained in this Agreement are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement.

         11.6. NOTICES. All notices expressly required under this Agreement (other than notices provided under Section 2.8 hereof) shall be in writing and shall be deemed given if delivered personally (upon the recipient's actual receipt), if mailed by certified mail, return receipt requested (upon the date of delivery to recipient), if by a nationally recognized air courier which confirms delivery (upon date of delivery to the recipient), or if sent by facsimile (upon the sender's receipt of written confirmation showing receipt by the recipient), to the parties at the following addresses (or at such other address for a party as shall be specified by notice given pursuant hereto):

                                (a)         If to Seller, at:
                                            Cooper Industries, Inc.
                                            600 Travis, Suite 5800
                                            Houston, Texas   77002
                                            Attention:  General Counsel
                                            Fax to:  (713) 209-8989

                                (b)         If to Buyer, at:
                                            Federal-Mogul Corporation
                                            26555 Northwestern Highway
                                            Southfield, MI  48034
                                            Attention: General Counsel
                                            Fax to: (248)-354-8103





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PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



         11.7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any choice or conflict of law provision or rule, except that the Federal Arbitration Act 9 U.S.C Sections 1-16 shall govern all questions relating to the arbitrability of any claim or dispute in connection with this Agreement including such claims or disputes relating to the purchase price adjustment pursuant to Section 2 hereof, and to the enforcement of the arbitration provisions contained in Sections 2 and 12 hereof.

         11.8. AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement is valid unless the same shall be in writing and signed by all the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to a prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

         11.9. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         11.10. CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" means including without limitation. Words (including defined

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PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



terms) in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Section, Exhibit and Schedule references are to this Agreement unless otherwise specified. It is understood and agreed that neither the specification of any dollar amount in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes hereof.

         11.11. INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. Disclosure of any fact or circumstance in any Schedule or Exhibit referenced by a particular section or paragraph of the Agreement shall be deemed to be disclosed with respect to any other paragraph or section regardless of whether an explicit cross-reference appears.

         11.12. BULK TRANSFER LAWS. Buyer acknowledges that Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

         11.13. DECEPTIVE TRADE PRACTICES WAIVER. Buyer waives the provisions of the Texas Deceptive Trade Practices Act, Chapter 17, subchapter E, Section 17.41 through 17.63, inclusive (other than 17.555, which is not waived), Texas Business and Commerce Code, or any similar legislation that supersedes such act. To evidence its ability to grant this waiver, Buyer represents and warrants to Seller that Buyer (i) is in the business of seeking or acquiring, by purchase or lease, goods

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PURCHASE AND SALE AGREEMENT BETWEEN
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or services for commercial or business use, (ii) has assets of $5,000,000 or more according to its most recent financial statement prepared in accordance with generally accepted accounting principles, (iii) has knowledge and experience in financial and business matters that enable it to evaluate the merits and risk of the transaction contemplated, and (iv) is not in a significantly disparate bargaining position.

         11.14. SPECIFIC PERFORMANCE. Each party acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any remedy to which they may be entitled as set forth in this Agreement.

12.      DISPUTE RESOLUTION

         12.1. MEETING OF SENIOR OFFICERS. Any claim or dispute between Seller and Buyer arising out of or in connection with this Agreement or any alleged breach hereof or thereof except those to which the arbitration provisions in Section 2.7 apply (a "CLAIM") shall be submitted for resolution to a senior officer of each of Seller and Buyer, as designated by their respective chief executive officers, who shall meet within thirty (30) days of such submission to seek in good faith an amicable settlement. In seeking an amicable settlement, the parties may consult with a neutral third party mediator if both parties agree in writing.

         12.2.     BINDING ARBITRATION.

                   (a) GOVERNING PRINCIPLES. If any Claim is not settled by the parties within sixty (60) days after written notice of the Claim is first given by either party to the other, then either party may submit a written demand for arbitration and the Claim shall be finally settled by arbitration under the Commercial Arbitration Rules and the Guidelines for Expediting Larger, Complex

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PURCHASE AND SALE AGREEMENT BETWEEN
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Commercial Arbitrations of  the American Arbitration Association (the "RULES"),
and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction over it.

                   (b)          SELECTION AND QUALIFICATION OF THE ARBITRATOR.
If the Claim does not exceed $1,000,000, there shall be one arbitrator. If the Claim is more than $1,000,000, there shall be three arbitrators (all arbitrators are hereafter collectively referred to as the "ARBITRATOR"). The parties shall endeavor to agree on the selection of an Arbitrator, but if no agreement has been reached within thirty (30) days of claimant's demand for arbitration the Arbitrator shall be selected by the American Arbitration Association. The Arbitration shall be held in Chicago, Illinois. The Arbitrator shall conduct himself or themselves as a neutral, and be subject to disqualification pursuant to Section 19 of the Rules. The Arbitrator shall be compensated at such Arbitrator's normal hourly or per diem rates for all time spent in connection with the arbitration proceeding, and pending final award, appropriate compensation and expenses shall be advanced equally by the parties.

                   (c) INTERIM RELIEF FROM A COURT. Either party may request a court to provide interim or provisional relief, and such request shall not be deemed incompatible with the agreement to arbitrate or as a waiver of that agreement.

                   (d) POWERS OF THE ARBITRATOR AND ARBITRATION PROCEDURES. The Arbitrator shall permit and facilitate such discovery as the Arbitrator determines is appropriate, including prehearing depositions, particularly of witnesses who will not appear, and orders to protect the confidentiality of proprietary information, trade secrets, and other sensitive information disclosed in discovery. Papers, documents and written communications shall be delivered by the parties directly to each other, the Arbitrator, and the American Arbitration Association tribunal administrator. The Arbitrator shall actively manage the proceeding to make it fair, expeditious, economical and less burdensome and adversarial than litigation. The Arbitrator may limit the issues, limit the time for each party to present its case, exclude testimony and other evidence that it deems irrelevant, cumulative or inadmissible, and order that the direct testimony of witnesses be furnished by written sworn statement. All documents that a party proposes to offer in evidence, except for those objected





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PURCHASE AND SALE AGREEMENT BETWEEN
COOPER INDUSTRIES, INC. AND FEDERAL-MOGUL CORPORATION      DATED AUGUST 17, 1998



to by an opposing party, shall be self-authenticated. There shall be a stenographic transcript of the proceedings, the cost of which shall be borne equally by the parties, pending the final award. Any Claim submitted to arbitration shall be resolved in accordance with Title 9 of the U.S. Code (U.S. Arbitration Act), which shall govern the interpretation, enforcement and proceedings pursuant to this arbitration provision.

                   (e) RENDERING OF AWARD. The award rendered by the Arbitrator shall be itemized, shall not include punitive damages, exemplary damages, lost profits or other consequential damages, but may include all or a part of a party's reasonable attorneys' fees, and shall state the reasoning on which it rests. Before rendering the final award, the Arbitrator shall submit to the parties an unsigned draft of the proposed award, and each party may deliver, within fifteen (15) days after receipt of such draft, a written statement of alleged errors of fact, computation, law or otherwise. The Arbitrator may disregard any party's statement to the extent that it is in substance an application for reargument. With twenty (20) days after receipt of such party statements, the Arbitrator shall render the final award.

                              * * * * * * * * * *





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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                COOPER INDUSTRIES, INC.


                                By:   /s/ David A. White, Jr.
                                     -------------------------------------------
                                Title: Senior Vice President, Strategic Planning
                                       -----------------------------------------


                                FEDERAL-MOGUL CORPORATION


                                By:    /s/ Charles B. Grant
                                     -------------------------------------------
                                Title:  Vice President, Corporate Development
                                     -------------------------------------------


                                FEDERAL-MOGUL COMERCIO
                                INTERNACIONAL, S.A.


                                By:    /s/ Charles B. Grant
                                     -------------------------------------------
                                Title:  Vice President, Corporate Development
                                     -------------------------------------------


                                FEDERAL-MOGUL PTY. LTD.


                                By:    /s/ Charles B. Grant
                                     -------------------------------------------
                                Title:  Vice President, Corporate Development
                                     -------------------------------------------


                                FEDERAL-MOGUL GLOBAL GROWTH LTD.


                                By:    /s/ Charles B. Grant
                                     -------------------------------------------
                                Title:  Vice President, Corporate Development
                                     -------------------------------------------

                                   EXHIBIT I

                              CERTAIN DEFINITIONS


         "ABEX PRODUCTS" has the meaning set forth in Section 5.25.

         "ABEX TERMINATION DATE" has the meaning set forth in Section 5.25.

         "ACCOUNTING ARBITRATOR" has the meaning set forth in Section 2.7.

         "ADDITIONAL FX CONTRACTS" has the meaning set forth in Section 5.16.

         "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, directives, notices of violation or non-compliance, rulings, damages, penalties, fines, costs, liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable fees and expenses of attorneys, accountants, consultants and experts.

         "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or is under common control with such first Person. Unless otherwise specified, the term "Affiliate", when used with respect to Seller, shall not include the Champion Companies. Unless otherwise specified, the term "Affiliate", when used with respect to Buyer, shall include the Champion Companies and any designee of Buyer which acquires the Canadian Division.

         "ALLIEDSIGNAL LAWSUIT" has the meaning set forth in Section 5.21(a).

         "ASBESTOS CLAIM" means a claim arising from personal injury, including death, resulting from exposure to asbestos-containing products manufactured or sold prior to the Closing Date by (a) Pneumo Abex Corporation ("Pneumo") (provided the products were manufactured or sold prior to December 30, 1994),
(b) Wagner Electric Corporation ("WEC"), (c) each of Pneumo and WEC's Predecessors and successors as of the Closing Date, and (d) for the purpose of
Section 5.25(a) and 5.25(g) only: Standard Motor Products Company ("SMPC"), SMPC's Affiliates, and SMPC's and its Affiliates' Predecessors.

         "AUTOMOTIVE HOURLY PLANS" has the meaning set forth in Section 6.4(a).

         "BENEFIT PLAN" has the meaning set forth in Section 6.1(a).

         "BOSCH INFRINGEMENT CLAIM" has the meaning set forth in Section 5.21.

         "BUSINESS" means the business, activity, and operations historically or currently conducted by the Champion Companies.

         "BUYER" means Federal-Mogul Corporation, a corporation organized under the laws of Michigan.

         "BUYER INDEMNIFIED PARTIES" has the meaning set forth in Section 9.4.

         "BUYER'S LETTER" has the meaning set forth in Section 2.5.

         "BUYER'S WELFARE BENEFIT PLANS" has the meaning set forth in Section 6.4(e).

         "CANADIAN ASSET TRANSFER AGREEMENT" means the Asset Transfer Agreement between Cooper Industries (Canada) Inc. and Buyer or its designated Affiliate in the form similar to that attached as Exhibit VI hereto, with terms and conditions mutally agreed.

         "CANADIAN DIVISION" means the division of Cooper Industries (Canada) Inc. that is engaged in the Business.

         "CHAMPION" means Champion Spark Plug Company, a corporation organized under the laws of Delaware.

         "CHAMPION AUSTRALIAN PLAN" has the meaning set forth in Section
6.4(h).

         "CHAMPION BENEFIT ARRANGEMENT" has the meaning set forth in Section 6.1(c).

         "CHAMPION COMMON STOCK" has the meaning set forth in the preamble of the Agreement.

         "CHAMPION COMPANIES" means Champion, the Champion Subsidiaries, the Related Companies, the Canadian Division and (except for purposes of Sections 2 and 3) their respective Predecessors. Each such company or division is individually referred to as a "CHAMPION COMPANY".

         "CHAMPION EMPLOYEE PLAN" has the meaning set forth in Section 6.1(c).

         "CHAMPION INTERNATIONAL PLAN" has the meaning set forth in Section 6.1(d).

         "CHAMPION PENSION PLAN" has the meaning set forth in Section 6.4(a).

         "CHAMPION RETIREMENT SAVINGS PLAN" has the meaning set forth in
Section 6.4(b).

         "CHAMPION SALARIED PLAN" has the meaning set forth in Section 6.4(a).

         "CHAMPION SUBSIDIARIES" means the direct and indirect subsidiaries of Champion as set forth on Exhibit II. Each such company is individually referred to as a "CHAMPION SUBSIDIARY".

         "CHAMPION SUPPLEMENTAL DB PLAN" and "CHAMPION SUPPLEMENTAL DC PLAN" have the respective meanings set forth in Section 6.4(d).

         "CHANGE PERIOD" has the meaning set forth in Section 2.3(a).

         "CLOSING" means the closing of the transactions contemplated by the Agreement.

         "CLOSING DATE" means the date on which the Closing actually takes place.

         "COOPER AUSTRALIAN PLAN" has the meaning set forth in Section 6.4(h).

         "COOPER RETIREMENT SAVINGS PLAN" has the meaning set forth in Section 6.4(b).

         "COOPER SALARIED PLAN" has the meaning set forth in Section 6.4(a).

         "COOPER SUPPLEMENTAL DB PLAN" and "COOPER SUPPLEMENTAL DC PLAN" have the respective meanings set forth in Section 6.4(d).

         "COOPER'S WELFARE BENEFIT PLANS" has the meaning set forth in Section 6.4(e).

         "EMPLOYEE" has the meaning set forth in Section 6.1(a).

         "EMPLOYEE BENEFITS" has the meaning set forth in Section 6.4(f).

         "ENCUMBRANCE" means any mortgage, lien, security interest, easement, encroachment, assessment, judgment, rights of first refusal, purchase options (and with respect to real property only, third party rights affecting marketability) and any other encumbrance affecting title.

         "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, causes of action, suits, obligations, Environmental Liabilities, losses, proceedings, decrees, judgments, penalties, fines, fees, demands, demand letters, orders, directives, claims (including any claims involving Environmental Liability in tort, strict, absolute or otherwise), liens, notices of noncompliance or violation, legal and consultant fees and costs of investigations or proceedings, arising from any Environmental Law.

         "ENVIRONMENTAL LAWS" means any and all Laws or Environmental Permits relating to public or employee health or safety, pollution, natural resources, or the environment, including any Law relating to: (i) the manufacture, processing, distribution, generation, use, ownership, management, handling, collection, treatment, storage, transportation, abatement, remediation (including assessment, monitoring, operation and maintenance), recovery, recycling, removal, Release, threat of Release, discharge, or disposal of, or exposure to, Regulated Materials; (ii) record keeping, notification or reporting requirements relating to Regulated Materials; or (iii) negligence, gross negligence, strict liability, intentional tort, toxic tort or any other theory of liability at law (whether common or statutory) or in equity to the extent claims thereunder arise from contamination by, exposure to, any Release or threatened Release of, or conditions or non-compliance relating to, Regulated Materials in the environment.

         "ENVIRONMENTAL LIABILITIES" means any and all Adverse Consequences arising under any Environmental Law, whether direct or indirect, known or unknown, joint or several, and whenever arising (including after Closing), including all fees; forms of financial assurance; fines; penalties; judgments; capital costs; wetlands mitigation, response, cleanup, removal, treatment, monitoring, operating and maintenance costs; investigation, remedial and inspection costs; disbursements; and expenses of counsel, experts, contractors and consultants, based on, arising out of or otherwise in respect to: (i) the Champion Companies or property (whether real or personal) or assets currently or formerly owned, operated, used or leased (including the Owned Real Property and the Leased Real Property) by the Champion Companies (including off-site locations); (ii) conditions or Regulated Materials existing, generated, used, treated, stored, recovered, recycled or Released on, at or under, transported to or from, or originating from any such property or operation of the Business (including off-site locations); or (iii) expenditures to cause any such property, off-site locations, or natural resources affected in any way by such conditions or Regulated Materials, or any other aspect of the Business to be in compliance with any requirements of Environmental Laws.

         "ENVIRONMENTAL PERMIT" means any Permit, registration, consent, waiver, exception, variance, exemption, or filing relating in any way to or required by any Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "ESPP PARTICIPANTS" has the meaning set forth in Section 6.5.

         "1997 ESPP" has the meaning set forth in Section 6.5.

         "FINAL CLOSING STATEMENT OF NET ASSETS" has the meaning set forth in
Section 2.3.

         "FINANCIAL STATEMENTS" has the meaning set forth in Section 3.6.

         "FORMER EMPLOYEE" has the meaning set forth in Section 6.1(f).

         "FULL FUNDING LIABILITIES" has the meaning set forth in Section
6.4(a).

         "GAAP" means generally accepted United States accounting principles.

         "GOVERNMENTAL AUTHORITY" means the United States, any other country, any national body (including the European Union), any state, province, municipality, or subdivision of any of the foregoing, any agency, governmental department, court, entity, commission, board, ministry, bureau, locality or authority of any of the foregoing, or any quasi- governmental or private body exercising any regulatory, taxing, importing, exporting, or other governmental or quasi- governmental function or any arbitrator.

         "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "HOURLY FULL FUNDING LIABILITIES" has the meaning set forth in Section 6.4(a).

         "INDEMNIFIED PARTY" means the Person who is entitled to the benefits of any indemnity provision under this Agreement.

         "INDEMNIFYING PARTY" means the party to the Agreement who is obligated to indemnify the Buyer Indemnified Parties or Seller Indemnified Parties, as the case may be, pursuant to any provision under this Agreement.

         "INTELLECTUAL PROPERTY" means all domestic and foreign patents, copyrights, trade names, trademarks, service marks and registrations and applications for any of the foregoing (together with the goodwill associated with such trade names, trademarks and service marks), trade secrets, inventions, proprietary processes, research and development information, designs, confidential and technical information, engineering and technical drawings, specifications, know- how, formulae and other proprietary property, rights and interests.

         "INTERNAL REVENUE CODE" or "CODE" means the Internal Revenue Code of 1986, the regulations thereunder, any amendments thereto and any successor law.

         "KNOWLEDGE" means actual knowledge, after due inquiry, and shall not include any constructive or imputed knowledge. Any reference to Seller's Knowledge shall be limited to the actual knowledge of the persons set forth on
Exhibit VIII.

         "LAWS" means all laws; statutes; regulations; by-laws, codes; ordinances; decrees; rules; judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, decisions, rulings, injunctions, or awards; policies; voluntary restraints; guidelines; directives; agreements with, requirements of, or instructions by any Governmental Authority; general principles of common or civil law; and equity.

         "LEASED REAL PROPERTY" has the meaning set forth in Section 3.14(b).

         "MATERIAL ADVERSE EFFECT" means a material and adverse effect on the business, operations or financial condition of the Champion Companies taken as a whole.

         "MATERIAL CONTRACTS" has the meaning set forth in Section 3.12.

         "MOOG COMMON STOCK" has the meaning set forth in Section 2.10.

         "NEGATIVE PURCHASE PRICE ADJUSTMENT" has the meaning set forth in
Section 2.2(b).

         "NOMINAL SHARES" means the shares of Cooper Automotive France, S.A. and Cooper Automotive, Taiwan, Inc. that are owned by certain individuals and which will be delivered to Buyer (or its designee) pursuant to Section 2.9(b)(iii) and (iv).

         "OTHER AGREEMENTS" has the meaning set forth in Section 5.19.

         "OUTSTANDING FX CONTRACTS" has the meaning set forth in Section 5.16.

         "OWNED REAL PROPERTY" has the meaning set forth in Section 3.14(a). "PEG DATE" has the meaning set forth in Section 2.3(a).

         "PEG STATEMENT OF NET ASSETS" has the meaning set forth in Section
2.3.

         "PERFORMANCE OBLIGATION INSTRUMENTS" has the meaning set forth in
Section 5.15.

         "PERMITS" means all licenses, permits, approvals, certificates and authorizations of any Governmental Authority primarily relating to the Business.

         "PERMITTED ENCUMBRANCES" means any Encumbrance: (i) for Taxes or other governmental assessments or charges the payment of which is not yet due or which are being contested in good faith by appropriate proceedings; (ii) of carriers, warehousemen, mechanics, materialmen or similar encumbrances imposed by law arising or incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith; (iii) other imperfections of title or encumbrances, if any, which individually or in the aggregate do not materially detract from the value of the property subject thereto, or materially impair the use of such property as presently used in the Business. Further, with respect to the Owned Real Property and the Leased Real Property, Permitted Encumbrances shall also include (i) zoning and similar restrictions; and (ii) such imperfections of title, easements, liens, charges and other encumbrances as are of record or as would be described on a current survey.

         "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority.

         "POSITIVE PURCHASE PRICE ADJUSTMENT" has the meaning set forth in
Section 2.2(b).

         "PRE-CLOSING STRADDLE PERIOD" has the meaning set forth in Section 7.2(c).

         "PRE-CLOSING CREDITABLE FOREIGN TAX" has the meaning set forth in
Section 7.2(a)(iv).

         "PREDECESSOR" means a Person which has previously held an interest to which the Person to whom the reference is made has succeeded, including a Person that conveyed, transferred or assigned all or substantially all of its assets to the Person to whom the reference is made or a Person which was merged or amalgamated into or consolidated with the Person to whom the reference is made.

         "PRELIMINARY CLOSING STATEMENT OF NET ASSETS" has the meaning set forth in Section 2.3.

         "PROVISIONAL PAYMENT" has the meaning set forth in Section 7.2(a)(iv).

         "PURCHASE PRICE ADJUSTMENT" has the meaning set forth in Section
2.2(b).

         "REGULATED MATERIALS" means (i) any solid waste, hazardous waste, pollutant, contaminant or petroleum (including any crude oil or fraction thereof) and (ii) any hazardous, toxic or other substance, material, liquid, gas or chemical regulated by or which is the basis for liability under any Environmental Law.

         "RELATED COMPANIES" means the companies set forth on Exhibit III.

         "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, placing, burying or disposing into the environment of any Regulated Material.

         "SALARIED FULL FUNDING LIABILITIES" has the meaning set forth in
Section 6.4(a).

         "SELLER" means Cooper Industries, Inc., a corporation organized under the laws of Ohio.

         "SELLER INDEMNIFIED PARTIES" has the meaning set forth in Section 9.5.

         "SELLER'S COMPANY OBLIGATIONS" has the meaning set forth in Section
5.12.

         "SELLER'S LETTER" has the meaning set forth in Section 2.4.

         "STRADDLE PERIOD" has the meaning set forth in Section 7.2(c).

         "TAX" or "TAXES" means all federal, provincial, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax of any kind, including, without limitation, liability for taxes arising from a consolidated return and imposed by Treasury Reg. Section 1.1502.6, together with any interest, penalty, or additions, whether disputed or not.

         "TAX PROCEEDING" has the meaning set forth in Section 7.7(b).

         "TAX RETURN" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection, or payment of any Taxes.

         "TRANSFER PLAN LIABILITIES" has the meaning set forth in Section
6.4(a).

                                   EXHIBIT II

                         LIST OF CHAMPION SUBSIDIARIES


Champion Aviation, Inc.
Champion Interamericana, Ltd.
Champion Automotive S.p.A. (f/k/a Cooper Industries Italia S.p.A.) Champion Spark Plug Belgium S.A. (as to 56%)
Champion Sparking Plug Company (Ireland) Limited
Cooper A&S Company
Cooper Automotive Company
Cooper Automotive de Mexico, S.A. de C.V.
Cooper Automotive de Venezuela C.A.
Cooper Automotive do Brasil, Ltda.
Cooper Automotive Filtration S.p.A.
Cooper Automotive France, S.A.
Cooper Automotive Iberica, S.A.
Cooper Automotive K.K.
Cooper Automotive Netherlands B.V.
Cooper Automotive of Latin America, S.A. de C.V.
Cooper Automotive of South Africa (Pty.) Limited
Cooper Automotive Products, Inc.
Cooper Automotive S.A.
Cooper Automotive, S.A. de C.V.
Cooper Automotive, Taiwan, Inc.
Cooper Industries Norge AS (in liquidation)
Farloc Argentina S.A.I.C. y F (24%)
Frenos Hidraulicos Automotrices, S.A. de C.V. (49%)
Industrias Cooper de Venezuela, S.A.
ZV Zundkerzenvertriebs GmbH (in liquidation)

                                  EXHIBIT III

                           LIST OF RELATED COMPANIES


Champion Automotive (U.K.) Ltd.

         Subsidiaries:      Champion Executive Pensions Limited

                            Firecom Ltd.

                            [New pension company in U.K. may be incorporated before closing]


Cooper Automotive Electrical do Brasil Ltda.

         Subsidiaries:      none


Cooper Automotive Pty. Ltd.

         Subsidiaries:      Cooper Automotive Products (India) Private Limited

                            Guangzhou Champion Spark Plug Co., Ltd. (50%)

                            [New pension company in Australia may be incorporated before closing]


Moog Automotive Products, Inc.

         Subsidiaries:      Moog Automotive Company

                            Moog Automotive Batesville, Inc.

                            Moog Redevelopment Corporation

                            Moog Automotive, Ltd.

                            Qingdao Precision Universal Joint Company Limited (50%)

                            Productos de Frenos Automotrices de Calidad, S.A. de C.V.

                            Crucetas Mexicanas, S.A. de C.V. (40%)


Veda Manufacturing Pty. Limited (in liquidation)

Champion Spark Plug Belgium S.A. (as to 44%)

                          PURCHASE AND SALE AGREEMENT
                                    BETWEEN
                            COOPER INDUSTRIES, INC.
                                      AND
                           FEDERAL-MOGUL CORPORATION


LIST OF OMITTED EXHIBITS AND DISCLOSURE SCHEDULES

The following exhibits and disclosure schedules to the Purchase and Sale Agreement have not been filed with the Securities and Exchange Commission pursuant to Rule 601(b) of Regulation S-K. Cooper Industries, Inc. shall furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

OMITTED EXHIBITS

Exhibit IV     - Peg Statement of Net Assets of the Champion Companies dated
                 March 31, 1998.

Exhibit V      - The following financial statements for the Champion Companies:

                 Unaudited combined financial statements for the three months ended March 31, 1998.

                 Audited combined financial statements as of December 31, 1997 and for the three years then ended.

Exhibit VI     - Preliminary draft of Canadian Asset Transfer Agreement between
                 Cooper Industries (Canada) Inc., as the seller, and the Federal-Mogul affiliate that will be acquiring the Canadian automotive business.

Exhibit VII    - Allocation of the Purchase Price (to be completed after
                 closing).

Exhibit VIII   - List of individuals at Cooper Industries, Inc. or the Champion
                 Companies who have "knowledge" for purposes of the representations and warranties under the Purchase and Sale Agreement.

Exhibit IX     - Confidentiality Agreement with Federal-Mogul Corporation.

Exhibit X      - A list of certain insurance policies that provide coverage for asbestos liabilities.

OMITTED DISCLOSURE SCHEDULES

The following disclosure schedules disclose those matters that are described in and are required to be disclosed under the corresponding sections of the Purchase and Sale Agreement: 2.3(h), 2.3(m), 3.2, 3.4, 3.5, 3.6, 3.7, 3.8,
3.9, 3.10, 3.11, 3.12, 3.14, 3.15, 3.16, 3.17, 3.20, 3.21, 5.12, 5.15, 5.16,
6.3, 6.4 and 7.1.